                                                                   EXHIBIT 10.11

                            LEASE AGREEMENT BETWEEN

                      TIGARD TRIANGLE I, LLC -- LANDLORD

                                      AND

                             ORCAD, INC. -- TENANT


                           DATED:  FEBRUARY 20, 1998

                               TABLE OF CONTENTS

SECTION 1.  DEMISE AND RENT                                               1
     1.1       Demise..................................................   1
     1.2       Premises................................................   1
     1.3       Commencement and Expiration Dates.......................   2
     1.4       Extension of Lease Term.................................   2
     1.5       Rent....................................................   3
     1.6       Late Charge.............................................   3
     1.7       Confidentiality.........................................   3

SECTION 2.  USE........................................................   3
     2.1       Generally...............................................   3
     2.2       ADA Law Compliance......................................   4
     2.3       Environmental Law Compliance............................   4
     2.4       Indemnity Regarding Legal Violations....................   5

SECTION 3.  TENANT IMPROVEMENTS; TENANT'S ACCEPTANCE
               AND MAINTENANCE OF PREMISES.............................   5
     3.1       Tenant Improvements.....................................   5
     3.2       Alterations.............................................   6
     3.3       Satellite Dishes........................................   6

SECTION 4.  OPERATING EXPENSES AND TAXES...............................   6
     4.1       Operating Expenses......................................   6
     4.2       Exclusions From Operating Expenses......................   7
     4.3       Taxes...................................................   7

SECTION 5.  PAYMENT OF OPERATING EXPENSES..............................   8
     5.1       Operating Year..........................................   8
     5.2       Tenant's Pro Rata Share.................................   8
     5.3       Written Statement of Estimate...........................   8
     5.4       Final Written Statement.................................   9
     5.5       Tenant Examination......................................   9
     5.6       Disputes................................................   9
     5.7       Payment.................................................  10
     5.8       No Reduction in Amount of Base Rent.....................  10

SECTION 6.  SECURITY...................................................  10
     6.1       The Security Deposit....................................  10

SECTION 7.  SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES...  11
     7.1       Subordination...........................................  11
     7.2       Notice..................................................  11
     7.3       Attornment..............................................  11

SECTION 8.  QUIET ENJOYMENT............................................  12

SECTION 9.  ASSIGNMENT AND SUBLETTING..................................  12
     9.1       Generally...............................................  12
     9.2       Conditions of Landlord's Consent........................  13

SECTION 10. INSURANCE..................................................  13
     10.1      Waiver of Right of Recovery.............................  13


     10.2      Public Liability Insurance..............................  13
     10.3      Acceptable Insurance Companies..........................  14
     10.4      Increase in Coverage....................................  14

SECTION 11. RULES AND REGULATIONS......................................  14

SECTION 12. ALTERATIONS................................................  14
     12.1      Requirements............................................  14
     12.2      Indemnification of Landlord.............................  15

SECTION 13. LANDLORD'S AND TENANT'S PROPERTY...........................  15
     13.1      Landlord's Property.....................................  15
     13.2      Tenant's Property.......................................  15
     13.3      Abandonment.............................................  15

SECTION 14. SERVICES AND UTILITIES.....................................  16
     14.1      Building Maintenance....................................  16
     14.2      Utilities...............................................  16
     14.3      Excess Usage............................................  16
     14.4      Disclaimer..............................................  16
     14.5      Use of Common Areas and Facilities......................  17
     14.6      Parking Facilities......................................  17
     14.7      Signage.................................................  17
     14.8      Mailbox.................................................  18
     14.9      Security................................................  18
     14.10     Basketball Court........................................  18

SECTION 15. ACCESS AND NAME............................................  18

SECTION 16. NOTICE OF OCCURRENCES......................................  19

SECTION 17. NONLIABILITY AND INDEMNIFICATION...........................  19
     17.1      Waiver..................................................  19
     17.2      Indemnification.........................................  19
     17.3      Duty to Defend..........................................  20

SECTION 18. DAMAGE OR DESTRUCTION......................................  20
     18.1      Casualty................................................  20
     18.2      Condemnation............................................  20

SECTION 19. SURRENDER AND HOLDING OVER.................................  21
     19.1      General.................................................  21
     19.2      Surrender...............................................  21
     19.3      Holding Over After Renewal..............................  21
     19.4      Holding Over with Consent...............................  21
     19.5      Holding Over Without Consent............................  21

SECTION 20. EVENTS OF DEFAULT..........................................  22
     20.1      Events of Default.......................................  22
     20.2      Limitation of Tenant Right to Notice....................  23

SECTION 21. REMEDIES UPON DEFAULT......................................  23
     21.1      Remedies................................................  23
     21.2      Cumulative Remedies.....................................  24


     21.3      Termination.............................................  24
     21.4      Interest on Damages.....................................  24

SECTION 22. SERVICES IN THE EVENT OF DEFAULT...........................  24

SECTION 23. NO WAIVERS OF PERFORMANCE..................................  24

SECTION 24. CURING DEFAULTS............................................  24
     24.1      Curing Tenant Defaults..................................  24
     24.2      Landlord Defaults.......................................  25

SECTION 25. BROKER.....................................................  25

SECTION 26. NOTICES....................................................  25

SECTION 27. ESTOPPEL CERTIFICATES......................................  26

SECTION 28. MEMORANDUM OF LEASE........................................  26

SECTION 29. APPRAISAL..................................................  26
     29.1      Appraisal of Fair Rental Value..........................  26
     29.2      Allocation of Operating Expenses........................  26
     29.3      Procedure...............................................  27

SECTION 30. ADJUSTMENT OF COMMENCEMENT AND EXPIRATION DATES............  27
     30.1      Commencement Date.......................................  27
     30.2      Delay in Delivery of Premises; Rent Abatement...........  27
     30.3      Tenant Termination Rights...............................  28
     30.4      Expiration Date.........................................  28
     30.5      Early Occupancy.........................................  28

SECTION 31. MISCELLANEOUS..............................................  28
     31.1      Merger..................................................  28
     31.2      Modifications...........................................  28
     31.3      Successors and Assigns..................................  28
     31.4      Nonrecourse Lease.......................................  29
     31.5      Force Majeure...........................................  29
     31.6      Definitions.............................................  29
     31.7      Effect of Expiration....................................  30
     31.8      Excavation..............................................  30
     31.9      Union Contracts.........................................  30
     31.10     Prorations..............................................  30
     31.11     Governing Law...........................................  31
     31.12     Light, Air and View.....................................  31
     31.13     Tenant Representations..................................  31
     31.14     Defined Terms...........................................  31
     31.15     Counterparts............................................  31
     31.16     Costs and Attorney Fees.................................  31
     31.17     Effect of Failure to Consent............................  32


EXHIBIT A.  Legal Description for Land
EXHIBIT B.  Floor Plan for the Building
EXHIBIT C.  Work Agreement
EXHIBIT D.  Plot Plan, Evaluation, and Rendering of Building

EXHIBIT E.  Rules and Regulations

                                LEASE AGREEMENT
                            BASIC LEASE INFORMATION


          The following Basic Lease Information is hereby incorporated into and made a part of the Lease between Landlord and Tenant to which it is attached. Each reference in the Lease to any of the Basic Lease Information shall mean the respective information set forth below, and such information shall be deemed incorporated as a part of the terms provided under the particular Lease Section pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the Basic Lease Information shall control.

     1.    BUILDING:        Triangle Corporate Park - Building III

     2.    LANDLORD:        Tigard Triangle I, LLC

     3.    LANDLORD'S ADDRESS FOR GIVING OF NOTICES AND PAYMENT OF RENT:

                            c/o Gerding/Edlen Development Company
                            4650 S.W. Macadam, Suite #220
                            Portland, Oregon  97201

     4.    TENANT:          OrCAD, Inc.
                            9300 S.W. Nimbus Avenue
                            Beaverton, OR  97005
                            Attn:  Operations Manager

     5. PREMISES: The floor area on three and one-half floors of the Building consisting of approximately 71,695 rentable square feet of office space located on floors 1, 2 and part of 3 as outlined on the floor plan of the Building attached hereto as EXHIBIT B. (Section 1.2; EXHIBIT B). The Premises shall also include on the lower level approximately 7,640 rentable square feet for a fitness center and storage space with grade level access. Actual square footage will be adjusted based upon Tenant's final plans and calculated in the manner described in Section 1.2.3.

     6. PARKING ALLOWANCE: 3.68 spaces per 1,000 square feet of the Premises. (Section 14.6)

     7.   USE OF PREMISES:  Offices for the following type of business:
          Software and onsite training.  The lower level will be used for
          shipping, receiving and handling of software products.   (Section 2)

     8.   LEASE DOCUMENT ISSUANCE AND REFERENCE DATE:  February 20, 1998.

     9. CONSTRUCTION DOCUMENT APPROVAL DATE: Tenant shall deliver the Construction Document Package (EXHIBIT C, Section 4.1) to Landlord for approval in

1 -- BASIC LEASE INFORMATION
          accordance with EXHIBIT C.

     10. COMMENCEMENT DATE: The Commencement Date shall be either (a) June 1, 1999, or (b) such earlier or later date as provided in Section 30 of the Lease Agreement. (Section 1.3)

     11. EXPIRATION DATE: The later of: (i) the day prior to the tenth anniversary of the actual Commencement Date, or (ii) the Expiration Date as extended pursuant to Section 30 of the Lease Agreement. (Section 1.3; Section 30)

     12.  RENT:  Tenant's Base Rent shall be as follows:

                                   Years            Base Rent Amount
                                   -----            ----------------
          Office              Years 1 through 4   $17.41 per square foot
                              Years 5 through 8   $19.63 per square foot
                              Years 9 through 10  $22.13 per square foot

          Storage Space       Years 1 through 4   $ 9.00 per square foot
          and Fitness         Years 5 through 8   $10.15 per square foot
          Center Shipping     Years 9 through 10  $11.44 per square foot
          Area

          The Base Rent referred to above is stated on an annual basis. Base Rent shall be payable in equal monthly installments. The monthly Base Rent rate for the initial partial month shall be the same as the rate specified for the first full calendar month when Base Rent is payable. Tenant has deposited Ninety-eight Thousand, Six Hundred Fifty-six and 67/100 Dollars ($98,656.67) to be applied against the first full month's Rent. (Section 1.4)

     13. TENANT'S PERCENTAGE OF OPERATING EXPENSES: This is a net lease and Tenant will be responsible for all operating expenses benefiting the Premises and for its share of all interior and exterior common area operating expenses except as otherwise described in Sections 4 and 5. (Section 5.2) Tenant's share of operating expenses for the office portion of the Premises will be based upon the ratio of Tenant's rentable office space, determined in accordance with this Lease, to the total rentable square footage of office space in the Building, estimated to be 121,000 square feet. Tenant's share of operating expenses for the storage, fitness center and shipping and handling portions of the Premises located on the lower level will be based upon the ratio of Tenant's rentable space on the lower level, determined in accordance with this Lease, to the total rentable square footage in the lower level of the Building, estimated to be 10,000 square feet. Actual rentable square footage of the Building will be determined by the Project Architect based upon final construction drawings, and in accordance with Section 1.2.3 of this Lease.

2 -- BASIC LEASE INFORMATION

     14.  SECURITY DEPOSIT:  110% of the first full month's Base Rent.  (Section
          6)

     15. BROKERS: Tenant is represented by Hume Myers Tenant Counsel, L.L.C. (Section 25)

LANDLORD                               TENANT

TIGARD TRIANGLE I, LLC                 ORCAD, INC.

By:                                    By:
    -------------------------              -------------------------
Title:                                 Title:
       ----------------------                 ----------------------
Date:                                  Date:
      -----------------------                -----------------------

3 -- BASIC LEASE INFORMATION

                                LEASE AGREEMENT

                              TERMS AND CONDITIONS


SECTION 1.  DEMISE AND RENT:

     1.1 DEMISE: Landlord leases to Tenant, and Tenant leases from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease Agreement (the "Lease"), the premises described in Section 1.2 in the building (the "Building") located on the land described on EXHIBIT A attached hereto and incorporated herein (the "Land"), and the nonexclusive right to use all common areas of the Building and the Land. A preliminary plot plan and building elevation are attached as Exhibit D.

     1.2 PREMISES: The premises (the "Premises") leased to Tenant are described in the Basic Lease Information, and are outlined on the floor plan(s) for the Building attached hereto as EXHIBIT B and incorporated herein by this reference. Tenant shall have the right to increase or decrease the Premises as follows:

          1.2.1 Expansion Space: Landlord shall provide Tenant with a right of first opportunity (the "Expansion Right") to lease up to an additional 20,000 rentable square feet of any unleased space in the Building (the "Expansion Space") under the same terms and conditions, including Base Rental rates, Additional Rental, and Tenant Improvement allowance per foot as this Lease. The term of the lease for the Expansion Space shall coincide with the remaining term of this Lease.

               1.2.1.1 Tenant's Expansion Right shall be exercised, if at all, by Tenant giving notice to Landlord in the manner set forth in this section. Starting 90 days after the date of this Lease and continuing until the 90th day after the Commencement Date, Tenant shall arrange a quarterly meeting with Landlord to exercise some or all of Tenant's unused Expansion Right regarding available space within the Building. Thereafter, so long as Tenant has not exercised its entire Expansion Right, Landlord shall advise Tenant as Expansion Space becomes available in the Building, and Tenant shall have thirty (30) days from the date of such notice to exercise its Expansion Right as to such space. Available space will be limited to that which is not subject to a lease, letter of intent or other written commitment to lease by Landlord. Exercise of the Expansion Right shall be effective upon receipt of a written notice from Tenant and the execution of an amendment to this Lease incorporating the Expansion Space in the Premises. From the date of this Lease until Landlord shall have received a notice of exercise from Tenant in accordance with this section, Landlord will have the right to lease any available space in the Building to other tenants.

               1.2.1.2 The Commencement Date for payment of Rent regarding the Expansion Space which has previously been occupied by a tenant shall be the earlier of: i) the date Tenant occupies such Expansion Space; or ii) sixty days after the later of the date Tenant exercises its Expansion Right regarding such space or the date such space is vacant. The Commencement Date for payment of Rent regarding Expansion Space which has not been previously occupied by another tenant shall be the date Tenant's tenant improvements in such space are substantially complete and ready for occupancy, determined in the manner described in Section 30.1.2 of this Lease, and subject to adjustment for Tenant Caused Delays as defined in Exhibit C. For purposes of this Section, Tenant will have no more than

1 -- LEASE AGREEMENT

     45 days from the date Tenant exercises its Expansion Right as to such space to complete space planning and preparation of a construction document package suitable for permits and construction, and any additional time for preparation of construction documents will be a Tenant Caused Delay.

               1.2.1.3 If Tenant desires to exercise the Expansion Right after it has been leased to and vacated by another tenant, Landlord shall provide Tenant with a Tenant Improvement allowance for such space equal to $1.00 per square foot per year remaining in the initial lease term for the Expansion Space.

               1.2.1.4 Landlord agrees to use its reasonable commercial efforts to lease up to 20,000 square feet of the Expansion Space to other tenants for periods ranging from three (3) to five (5) years, but Landlord will not be required to displace any tenants to make the Expansion Space available to Tenant.

          1.2.2 Reduction of Premises: Tenant shall have the right on a single occasion to reduce the square footage of the Premises by up to 15,000 rentable square feet. Any such reduction shall be on the first floor or the third floor of the Building, and any space not leased by Tenant shall be contiguous and leasable to other tenants. Tenant shall exercise its right to reduce the square footage of the Premises by providing Landlord with prior written notice at least thirty (30) days prior to the commencement of construction of the Building, but not before the later of April 1, 1998 or thirty (30) days before commencement of construction. If Tenant reduces the square footage of the Premises in accordance with this Section, the 20,000 square feet of Expansion Space shall be reduced pro rata based on the percentage of the 15,000 square foot reduction area utilized by Tenant. For example, if Tenant reduces the Premises by 5,000 square feet under this Section, the available expansion space will be reduced by one-third to 13,333 square feet.

          1.2.3 Calculation of Rentable Square Footage. The final determination of rentable square footage of the initial Premises will be made based upon Tenant's final plans as follows: Tenant's architect, Group Mackenzie, will certify that Tenant's usable square footage is a certain number of square feet per floor (measured on single tenant floors on a glass line to glass line basis, less vertical penetrations and on multi-tenant floors using the BOMA standard for multi-tenant space). The rentable square footage will then be determined as follows: (i) for single-tenant floors, 1.08 x (times) the usable square footage figure and (ii) for multi-tenant floors, which shall include the first floor, 1.15 x (times) the usable square footage figure. Furthermore, Landlord covenants and agrees that in the event Tenant occupies the entire Building, Tenant's rentable square footage will not exceed the gross square footage of the Building and at no time, regardless of the extent of Tenant's occupancy, will the total rentable square footage of the Building exceed the total gross square footage of the Building. The calculation of rentable square footage on the lower level shall be based upon a load factor for lower level common areas only, estimated to be a load factor 1.157 x (times) the usable square footage on the lower level.

     1.3 COMMENCEMENT AND EXPIRATION DATES: The term of this Lease (herein called "Lease Term") shall be for the period specified in the Basic Lease Information, subject to adjustment as provided in Section 30 (or until sooner terminated as herein provided). Landlord and Tenant agree to execute a memorandum confirming when the actual Commencement Date occurred if the same is adjusted pursuant to the terms of Section 30, and such memorandum shall be considered a part of this Lease.

     1.4 EXTENSION OF LEASE TERM: Tenant shall have the option to extend the Lease Term for two (2) consecutive five (5) year renewal terms at the fair market Base Rent at the time each

2 -- LEASE AGREEMENT
such renewal period commences. In no event shall the Base Rental rate for a renewal of the Lease Term be less than the Base Rental rate paid by Tenant in the year preceding such renewal, and Additional Rent shall continue to be paid in accordance with the terms of this Lease. Before any renewal, Tenant shall provide Landlord with fifteen (15) months' prior written notice of Tenant's intent to renew the Lease Term. Within thirty (30) days after Tenant provides Landlord with Tenant's notice of intent to renew the Lease Term, Landlord shall provide written notice to Tenant of the proposed Base Rental rate and other monetary terms for the extension term, together with any other changes to this Lease required by applicable law for the renewal term. Tenant and Landlord shall have thirty (30) days thereafter to negotiate an acceptable Base Rental rate for the extension of the Lease Term. In the event that Landlord and Tenant are unable to reach an agreement within the specified time frame, either party shall have the option to establish the Base Rental rate by appraisal in accordance with Section 29.

     1.5 RENT: The rent shall be and consist of a Base Rent (herein called "Base Rent") and Additional Rent (herein called "Additional Rent"). For purposes of this Lease Agreement, Base Rent and Additional Rent are referred to collectively as "Rent." Base Rent shall be the amount indicated in the Basic Lease Information. Base Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease (except to the extent otherwise specifically provided elsewhere in this Lease and except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the sum indicated in the Basic Lease Information, to be applied against the first installment(s) of Base Rent becoming due under this Lease). Additional Rent shall consist of all other sums of money as shall become due from and payable by Tenant to Landlord under this Lease. All Rent shall be paid in lawful money of the United States of America to Landlord at its office or such other place, as Landlord shall designate by notice to Tenant. Tenant shall pay the Base Rent and Additional Rent promptly when due without notice or demand and without any abatement, deduction or offset for any reason whatsoever, except as expressly provided in this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for that partial calendar month shall be prorated on a daily basis.

     1.6 LATE CHARGE: Tenant recognizes that late payment of any Rent from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Rent from Tenant to Landlord remains unpaid ten (10) days after said amount is due, the amount of such unpaid Rent or other payments shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent Rent or other payment. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Section in no way relieve Tenant of the obligation to pay Rent or other payments on or before the date on which they are due, nor do the terms of this Section in any way affect Landlord's remedies pursuant to Section 21 of this Lease in the event Rent is past due.

     1.7 CONFIDENTIALITY: Tenant shall keep the Rent and other terms of this Lease confidential from all third parties except to the extent disclosure is reasonably necessary in the conduct of Tenant's business. Notwithstanding the foregoing, Landlord consents to disclosure of the provisions of this Lease relating to the Commencement Date to Tenant's existing Landlord.

SECTION 2.  USE:

     2.1 GENERALLY: Tenant shall use and occupy the Premises continuously during the term

3 -- LEASE AGREEMENT
of this Lease for the use specified in the Basic Lease Information and for no other purpose without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not do or permit anything to be done in or about the Premises which is reasonably likely to obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any unlawful or reasonably objectionable purpose for a Class A office building in the Kruse Way area, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or allow the commission of any waste in, on, or about the Premises. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall use reasonable care not to do or permit anything to be done on or about the Premises or bring or keep anything therein which Tenant knows or should have known (by written notice from Landlord or otherwise) will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents (unless Tenant shall reimburse Landlord for the entire additional insurance premium resulting from such action) or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force ("Legal Requirements"), except as such responsibility is otherwise allocated to Landlord as provided elsewhere in this Lease, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by: (i) alterations or improvements made by or for Tenant; or (ii) Tenant's acts. Tenant shall use its reasonable best efforts to prevent any violation of applicable Legal Requirements by its partners, directors, officers, agents and employees.

     2.2 ADA LAW COMPLIANCE: Landlord and Tenant acknowledge that the provisions of the Americans with Disabilities Act (the "ADA") allow allocation of responsibility for compliance with the terms and conditions of the ADA in the Lease. Landlord and Tenant agree that the responsibility for compliance with the ADA shall be allocated as set forth in this Section. Tenant shall be responsible for compliance with the applicable provisions of the ADA with respect to all improvements within the Premises except that Landlord represents that any improvements designed by Landlord's office planner and installed by Landlord pursuant to Exhibit C will conform to the ADA requirements imposed by the local governmental authorities in connection with the issuance of building permits and inspection of the Premises to verify compliance with the approved plans and specifications. Landlord shall be responsible for compliance with the provisions of Title III of the ADA with respect to the exterior of the Building and the Land including parking areas, sidewalks and walkways, and the like, together with all common areas of the Building. Neither Landlord nor Tenant shall be obligated to supervise, monitor, or otherwise review the compliance activities of the other. Tenant acknowledges that the expense of Landlord's fulfillment of its ADA obligations is an element of Operating Expenses as such term is defined in the Lease. Any such ADA expense for capital improvements shall be amortized over the useful life of the same for purposes of Operating Expenses in the same manner as provided in the Lease for capital improvements intended to reduce Operating Expenses. References in this Lease to Legal Requirements shall be deemed to refer to the ADA among other laws.

     2.3  ENVIRONMENTAL LAW COMPLIANCE:  For purposes of this Section the term

4 -- LEASE AGREEMENT

"Hazardous Substances" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCBs, asbestos, asbestos-containing material, and raw materials that are included under or regulated by any Environmental Laws. For purposes of this Lease the term "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules presently in force or hereafter enacted relating to environmental quality, contamination, and clean-up of Hazardous Substances. References in this Lease to Legal Requirements shall be deemed to refer to Environmental Laws among other laws. Landlord represents that to the best of its current actual knowledge, the Building and the Land are in compliance with all Environmental Laws respecting Hazardous Substances, and that Landlord has received no notice of any pending or threatened lien, action or proceeding respecting any alleged violation of Environmental Laws respecting Hazardous Substances that has occurred on or near the Land or in or about the Building. Tenant acknowledges that the expense of compliance with Environmental Laws is an element of Operating Expenses except to the extent that any such expense resulted from the fault of Landlord. Landlord shall use reasonable efforts to recover any expense of compliance with Environmental Laws from any third party who is liable for the same and credit any such recovery against Operating Expenses.

     2.4 INDEMNITY REGARDING LEGAL VIOLATIONS: Tenant shall indemnify and hold harmless Landlord and its members, partners, directors, officers, agents and employees from and against any and all claims arising from Tenant's breach of its representations, warranties and covenants under this Lease which require compliance with Legal Requirements including but not limited to the ADA or Environmental Laws; together with all costs, expenses and liabilities incurred or in connection with each such claim, action, proceeding or appeal, including, without limitation, all attorney fees and expenses. Landlord shall indemnify and hold harmless Tenant and its partners, directors, officers, agents and employees from and against any and all claims arising from Landlord's breach of its representations, warranties and covenants under this Lease which require compliance with Legal Requirements including but not limited to the ADA or Environmental Laws; together with all costs, expenses and liabilities incurred or in connection with each such claim, action, proceeding or appeal, including, without limitation, all attorney fees and expenses.

5 -- LEASE AGREEMENT

SECTION 3.  TENANT IMPROVEMENTS; TENANT'S ACCEPTANCE AND MAINTENANCE OF
            PREMISES:

     3.1 TENANT IMPROVEMENTS: Landlord and Tenant agree that the Premises will be improved for tenant use in accordance with the provisions of EXHIBIT C attached hereto and incorporated herein. By taking possession of the Premises, Tenant accepts the Premises as being in compliance with the provisions of EXHIBIT C and otherwise in good order, condition and repair, except for all matters addressed on punchlists created by Tenant prior to occupancy, or, as to latent defects not reasonably discoverable by Tenant prior to occupancy and within thirty (30) days after occupancy (except that all matters identified in the second punchlist shall pertain only to incorrect, missing or defective items but not any defects or wear and tear that was not identified on the earlier punchlist and could be attributed to the moving process or the use of the Premises by Tenant). Landlord's obligations to maintain the Building are as set forth in Section 14.1 hereof. Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the following items in the Premises in good order, condition and repair: (i) floor coverings, (ii) wall coverings,
(iii) paint, (iv) casework, (v) ceiling tiles, (vi) all of Tenant's Property (as defined in Section 13.2 herein); and (vii) any and all Non-Building-Standard Tenant Improvements (defined in EXHIBIT C). Landlord shall have no obligation to alter, remove, improve, repair, decorate, or paint the Premises or any part thereof except as specified in EXHIBIT C, or as set forth in Section 14.1. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as herein set forth. Assuming that the Tenant Improvement plans are completed and submitted at the same time that the Building construction documents are prepared and ready for permitting and construction bidding, Tenant shall have the benefit of competitive bidding for the Tenant Improvements at the same time that Landlord bids the site and building construction. Landlord will not charge its fees for supervision of Tenant's initial work in the Premises. Landlord shall provide Tenant with a detailed cost breakdown of all estimated hard and soft costs related to construction, permitting and design of the Tenant Improvements prior to the commencement of construction of such Tenant Improvements.

     3.2 ALTERATIONS: Tenant shall have the right to make alterations to the Premises with Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall use Landlord's contractor for all mechanical, electrical and plumbing alterations and the initial Tenant Improvements, except as otherwise provided in Exhibit C. Tenant shall provide Landlord with as-built plans for any and all alterations within thirty (30) days following their completion.

     3.3  SATELLITE DISHES:  Tenant shall have the right to install up to two
(2) satellite dishes on the roof of the Building in locations to be mutually agreed upon by Landlord and Tenant. The parties intend that the location of the satellite dishes shall be such that they may not be viewed from the ground. Tenant shall be responsible for the installation, maintenance, and removal, as well as any and all related repairs or improvements, required to accommodate the installation, operation, and/or removal of the satellite dishes.

SECTION 4.  OPERATING EXPENSES AND TAXES:

     4.1 OPERATING EXPENSES: For the purposes of this Lease, the term "Operating Expenses" shall mean all expenses paid or incurred by Landlord (or on Landlord's behalf) as reasonably determined by Landlord to be necessary or appropriate for the efficient operation, maintenance and repair of the Land and/or Building, including the common areas of the Building, including without limitation: (i) salaries, wages, medical, surgical, union and general welfare benefits (including, without limitation, group life insurance) and pension payments of employees of

6 -- LEASE AGREEMENT

Landlord engaged in the repair, operation and maintenance of the Land and/or Building; (ii) payroll taxes, workers' compensation insurance, uniforms and related expenses for employees; (iii) except for separately metered charges paid for by Tenant, the cost of all charges for gas, steam, electricity, heat, ventilation, air-conditioning, water and other utilities furnished to the Building, together with any taxes on such utilities; (iv) the cost of painting of public areas; (v) the cost of all charges of insurance reasonably necessary and at competitive rates available to Landlord, including but not limited to all risk property insurance with rent loss coverage, liability and fidelity insurance, with regard to the Land and/or Building and the maintenance and/or operation thereof; (vi) the cost or rental cost of all supplies, including without limitation, cleaning supplies, light bulbs, tubes and ballasts, materials and equipment, and sales and other taxes thereon; (vii) the cost of hand tools and other movable equipment used in the repair, maintenance or operation of the Building amortized over the useful life of such hand tools and movable equipment (as reasonably estimated by Landlord); (viii) the cost of all charges for window and other cleaning and janitorial and security services; (ix) charges of independent contractors performing repairs or services to the Land and/or Building; (x) non-capital repairs; (xi) remodeling of the public and common areas of the Building including, without limitation, repainting, replacement and repair of furnishings, fixtures, accessories, carpeting or other floor covering, wall and window coverings in the public and common areas, the cost of which shall be amortized (with interest at the prime rate of interest publicly announced by Key Bank as its prime rate of interest, plus 2% per annum ("Prime Plus 2%"), on the unamortized balance) over the useful life of the improvements as reasonably estimated by Landlord; (xii) alterations and improvements to the Building made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies; (xiii) management fees paid to a third party, or, if no managing agent is employed by Landlord, Landlord shall be entitled to charge a management fee which is not in excess of four percent (4%) of gross revenue, and such fee shall be included in the Operating Expenses; (xiv) the cost of any capital improvements or repairs to the Building and/or of any machinery or equipment installed in the Building amortized (with interest at Prime Plus 2% on the unamortized balance) over the useful life of the improvement, machinery and/or equipment as reasonably estimated by Landlord, which is made or becomes operational, as the case may be, after the completion of the construction of the Building and which have a reasonable probability of reducing the expenses which otherwise would be included in Operating Expenses; (xv) reasonable legal, accounting and other professional fees incurred in connection with operation, maintenance and management of the Land and/or Building; (xvi) the cost of providing elevator service; (xvii) the cost of landscape and parking area maintenance and repair; (xviii) the common area charges to which the Building is subject; (xix) Taxes as defined in Section 4.3; and (xx) all other charges properly allocable to the operation, repair and maintenance of the Building in accordance with generally accepted accounting principles.

     4.2 EXCLUSIONS FROM OPERATING EXPENSES: Operating Expenses shall not include: (i) depreciation or amortization (except as provided above in Section 4.1); (ii) interest on and amortization of debts (except as provided above in
Section 4.1) or ground lease rent; (iii) leasehold improvements made for new tenants of the Building; (iv) leasing commissions, attorney fees, costs and disbursements and other expenses (including advertising) incurred in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or occupants of the Building; (v) refinancing costs; (vi) the cost of any work or services performed for any occupants of any leased space in the Building (including Tenant), whether at the expense of Landlord or such occupants, to the extent that such work or services is in excess of the work or services which Landlord, at its expense, is required to furnish to Tenant under this Lease; (vii) damages recoverable by any occupant due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building; (viii) repairs occasioned by fire, windstorm or other casualty, to the extent such repairs are paid for by insurance proceeds (which

7 -- LEASE AGREEMENT
proceeds Landlord agrees to pursue with commercially reasonable diligent); (ix) capital repairs and replacements (except as provided above in Section 4.1); (x) separately metered or monitored electrical or HVAC expenses paid for by Tenant or provided for the exclusive benefit of other tenants; (xi) overhead and profit increment paid to Landlord or to an affiliate or subsidiary for goods and/or services in the Building, to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
(xii) costs arising from the presence prior to the Commencement Date of hazardous substances in the ground water or soil; (xiii) costs arising from Landlord's charitable or political contributions; (xiv) costs for sculpture, paintings or other art if the same are removed from the Building during the lease term; and (xv) costs, including attorney fees arising from claims, disputes or potential disputes with other tenants or any lender holding security in the Building.

     4.3 TAXES: The term "Taxes" shall include (i) all real property taxes and assessments and personal property taxes, charges, rates, duties and assessments rated, levied or imposed by any governmental authority with respect to the Land, the Building and any improvements, fixtures and equipment located therein or thereon, and with respect to all other property of Landlord, real or personal, located in or on the Land or the Building and used in connection with the operation of the Building; (ii) any tax in lieu of a real property tax; (iii) any tax or excise levied or assessed by any governmental authority on the rentals payable under this Lease or rentals accruing from the use of the Land or the Building; provided that this shall not include federal or state, corporate or personal income taxes; and (iv) any tax or excise imposed or assessed against Landlord which is measured or based in whole or in part on the capital employed by Landlord to improve the Land and construct the Building. If Landlord receives a refund of Taxes then Landlord shall credit such refund, net of any professional fees and costs incurred by Landlord to obtain the same, against the Taxes for the Operating Year to which the refund is applicable or the current Operating Year, at Landlord's option. Taxes will be allocated solely to the office space in the Building unless Landlord can establish with reasonable certainty that the tax assessment includes an assessment specifically for space on the lower level, in which case such portion will be allocated to lower level tenants.

SECTION 5.  PAYMENT OF OPERATING EXPENSES:

     5.1 OPERATING YEAR: As used in this Section 5, the term "Operating Year" shall mean each calendar year of the Lease Term, including extensions, and in the event this Lease begins or ends on any date other than the first day of the calendar year, the calculations, costs and payments referred to herein shall be prorated as provided in Section 31.11.

     5.2 TENANT'S PRO RATA SHARE: Throughout the entire Lease Term, Tenant shall pay, as Additional Rent, its pro rata share of the Operating Expenses of the Building. Tenant's pro rata share of the Operating Expenses of the Building for each Operating Year shall be calculated as follows: the actual Operating Expenses for each Operating Year shall be multiplied by Tenant's percentage (as specified in the Basic Lease Information, and as adjusted as provided herein). If in any Operating Year Tenant occupies the Premises for less than the full Operating Year, then the product from the foregoing multiplication shall be multiplied by the percentage of the Operating Year in which Tenant occupied the Premises. Tenant's percentage (as specified in the Basic Lease Information, and adjusted as provided herein) shall be changed from time to time to reflect any change in the total rentable square footage in the Building including, without limitation, any change resulting from conversion of any floor of the Building from multi-tenant use to single-tenant use or vice versa; provided, however, that Landlord agrees that in the event Tenant occupies the entire Building, Tenant's rentable square feet will not exceed the gross square feet of the Building. Additionally, Landlord warrants that the total rentable office and storage square footage of the Building will not exceed the gross square footage of the Building. All calculations of rentable area

8 -- LEASE AGREEMENT
shall be on the basis as originally used to determine the rentable area shown in the Basic Lease Information. During the periods when the Building is less than 95% occupied, Landlord shall adjust Operating Expenses to reflect the costs that would have been incurred had the Building been 95% occupied for the entire period and the Building had been fully assessed for property tax purposes. If during any Operating Year the tenant of any space in the Building performs work or services therein pursuant to a written agreement between Landlord and such tenant in lieu of having Landlord perform the same and the cost thereof would have been included in Landlord's Operating Expenses, then in any such event(s), at Landlord's option, the Operating Expenses for such Operating Year shall be adjusted to reflect the Operating Expenses that would have been incurred if Landlord had performed such work or services, as the case may be, at normal market cost for such work or services.

     5.3 WRITTEN STATEMENT OF ESTIMATE: Prior to the commencement of each Operating Year during the Lease Term, Landlord shall furnish Tenant with a written statement setting forth Tenant's pro rata share of the estimated increase in Operating Expenses for the next Operating Year. Tenant shall pay to Landlord as Additional Rent commencing on January 1 of the Operating Year, and thereafter on the first day of each calendar month, an amount equal to one-twelfth of the amount of Tenant's pro rata share as shown in Landlord's written statement. In the event Landlord delivers the written statement late, Tenant shall continue to pay to Landlord an amount equal to one-twelfth of Tenant's pro rata share of the estimated Operating Expenses for the immediately preceding Operating Year until Landlord does furnish the written statement, at which time Tenant shall pay the amount of any excess of Tenant's pro rata share for the expired portion of the current Operating Year over Tenant's actual payments during such time and any excess payments by Tenant shall be credited to the next due payment of Rent from Tenant. The late delivery of any written statement by Landlord shall not constitute a waiver of Tenant's obligation to pay its pro rata share of Operating Expenses nor subject Landlord to any liability, but Landlord shall use reasonable best efforts to deliver such written statements of estimated increase in Operating Expenses as soon as possible after the commencement of each Operating Year.

     5.4 FINAL WRITTEN STATEMENT: Within 120 days after the close of each Operating Year during the Lease Term, Landlord shall deliver to Tenant a written statement (the "Operating Statement") setting forth Tenant's actual pro rata share of the Operating Expenses for the preceding Operating Year. In the event Tenant's pro rata share of the actual Operating Expenses is in excess of Tenant's pro rata estimated Operating Expenses, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. In the event Tenant's pro rata share of the actual Operating Expenses is less than Tenant's pro rata share of the estimated Operating Expenses actually paid by Tenant then the amount of the excess overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date of such statement or Landlord may elect to apply the overpayment to Tenant's next Rent payment, reimbursing only the excess over such next payment, if any. The late delivery of any written statement by Landlord shall not constitute a waiver of Tenant's obligation to pay its pro rata share of Operating Expenses, but Landlord shall use reasonable best efforts to deliver such written statements as soon as possible after the close of each Operating Year.

     5.5 TENANT EXAMINATION: The Operating Statement referred to herein need not be audited but shall contain sufficient detail to enable Tenant to verify the calculation of the total amount of Operating Expenses and Tenant's pro rata share. In addition, Tenant, upon at least five (5) days advance written notice to Landlord and during business hours, may examine at Tenant's cost any invoices, receipts, canceled checks, vouchers or other instruments used to support the figures shown on the Operating Statement, provided however, that Tenant shall only be entitled to such an examination once in each Operating Year. Tenant will be permitted such additional

9 -- LEASE AGREEMENT
examinations as Tenant may reasonably require, but Tenant shall reimburse Landlord for Landlord's reasonable actual costs incident to such further examination, unless the examination results in a reduction of 8% or more of Tenant's current share of variable Operating Expenses.

     5.6 DISPUTES: Each such Operating Statement given by Landlord pursuant to this Section shall be conclusive and binding upon Tenant unless within ninety
(90) days after the receipt of such Operating Statement Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect. If such disputes shall not have been settled by agreement, either party, within ninety (90) days after receipt of such Statement, may pursue a determination in accordance with Section 29 of this Lease, but Tenant hereby agrees that a dispute over the Operating Statement or any error by Landlord in interpreting or applying Section 4 or in calculating the amounts in the Operating Statement shall not be a breach of this Lease by Landlord, and even if any legal proceeding over the Operating Statement is resolved against Landlord this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages, and pending the determination of such dispute, Tenant, within ten (10) days of receipt of such Operating Statement, shall pay Additional Rent in accordance with the Operating Statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, within ten (10) days of such determination, pay to Tenant the amount of Tenant's overpayment of rents resulting from compliance with the Operating Statement if the determination shows that Landlord overcharged Tenant in the Operating Statement by an amount equal to 8% or more of the variable Operating Expenses, Landlord shall also pay to Tenant Tenant's reasonable actual out-of-pocket costs and expenses relating to this dispute within ten (10) days of receipt from Tenant of an invoice for same.

     5.7 PAYMENT: If an Operating Year ends after the expiration or termination of this Lease, any Additional Rent payable under this Section shall be paid by Tenant within ten (10) days of its receipt of the Operating Statement for such Operating Year.

     5.8 NO REDUCTION IN AMOUNT OF BASE RENT: Nothing in the Lease shall be construed to mean the Base Rent amount specified in the Basic Lease Information shall be reduced due to any decrease in Operating Expenses, it being intended that the amount of the Base Rent remain fixed throughout the Lease Term.

SECTION 6.  SECURITY DEPOSIT:

     6.1 THE SECURITY DEPOSIT: Prior to the commencement of construction of the Building, Landlord shall provide Tenant with notice of its intent to proceed with the commencement of construction. Within 5 days of such notice, Tenant shall provide Landlord with a security deposit equal to 110% of the first full months' Base Rent (the "Security Deposit"). Failure to promptly pay such Security Deposit shall be considered a default under this Lease. Landlord will hold the Security Deposit in a separate account identified as Tenant's Security Deposit, with interest payable to Landlord. If Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants and obligations under this Lease, including, but not limited to, the payment of Base Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Base Rent and Additional Rent or any other sums as to which Tenant is in default or for any such sums which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. In the event of any transfer of Landlord's interest in the Building, Landlord shall transfer the remaining Security Deposit, if any, to such transferee.

10 -- LEASE AGREEMENT

     6.2  DISPOSITION OF SECURITY DEPOSIT:

          6.2.1 REPLENISHMENT OF SECURITY DEPOSIT: If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as continuing security. If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under this Lease, the security or any balance thereof shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner terminate. In the event of any sale of Landlord's interest in the Building or any leasing of the Building, whether or not in connection with a sale or leasing of the Land, Landlord shall have the right to transfer the security to the vendee or lessee, as the new landlord, and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security for any purpose and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          6.2.2 RETURN OF SECURITY DEPOSIT: Thirty-six months after the Commencement Date, if Tenant is not in default under the terms and conditions of this Lease and if Tenant's financial condition has not deteriorated (when comparing Tenant's June 30, 1997 financial statements with Tenant's then-current financial statements), Landlord shall refund in full the Security Deposit.

SECTION 7.  SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES

     7.1 SUBORDINATION: Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor," and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage, or its successor in interest, at the time referred to, is herein called "Superior Mortgagee." This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground leases covering the Land and/or the Building now or hereafter existing, and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages. This Section shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge or deliver any instrument that Landlord, any Superior Lessor or any Superior Mortgagee may reasonably request to evidence such subordination subject to the nondisturbance provisions of Section 7.3.

     7.2 NOTICE: If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right: (i) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant; and (ii) until such parties had thirty (30) days from the date of such notice to cure the condition, or, if the condition cannot reasonably be cured in thirty (30) days, such parties or any of them shall have commenced efforts to cure such

11 -- LEASE AGREEMENT
condition and diligently pursued such cure.

     7.3 ATTORNMENT: For the purposes of this Section, the term "Successor Landlord" shall mean the Superior Lessor or Superior Mortgagee if the same succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or any third party that succeeds to the rights of Landlord under this Lease by virtue of having purchased the Land and the Building at a foreclosure sale. The Successor Landlord shall accept Tenant's attornment, assume Landlord's obligations under the Lease, and shall not disturb Tenant's quiet possession of the Premises. Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not: (i) be liable for any previous act or omission of Landlord under this Lease except that Tenant may terminate the Lease if the Successor Landlord fails to cure any continuing breach of this Lease caused by Landlord's prior acts or omissions within a reasonable period of time; (ii) be subject to any offset, deficiency or defense which theretofore shall have accrued to Tenant against Landlord; (iii) be bound by any previous modification of this Lease or by any previous prepayment of more than one (1) month's Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor or the Superior Mortgagee whose name and address shall previously have been furnished to Tenant and through or by reason of which the Successor Landlord shall have succeeded to the right of Landlord under this Lease; (iv) be liable for the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the Premises required under this Lease, or any expansion or rehabilitation of existing improvements upon the Premises, or for restoration of improvements following any casualty not required to be insured under this Lease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under this Lease; (vii) be liable for any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of any Superior Mortgage and the execution of this Lease or any lien or judgment which may arise at any time under the terms of this Lease; or (viii) be liable for the return of any security deposit which was not actually transferred to the Successor Landlord.

SECTION 8.  QUIET ENJOYMENT:

          So long as Tenant pays all of the Base Rent and Additional Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject nevertheless, to the provisions of this Lease and to the rights of any Superior Lease and/or Superior Mortgage. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, for so long as they shall retain such interest.

SECTION 9.  ASSIGNMENT AND SUBLETTING:

     9.1 GENERALLY: Upon receipt of prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may assign this Lease or sublet the Premises, or any portion thereof, to any other entity or person whose character and business are

12 -- LEASE AGREEMENT
consistent with the standards of the Building and of Triangle Corporate Park, and if the business of such other entity or person does not conflict or compete with other tenants in Triangle Corporate Park. If Tenant desires to assign this Lease or sublease the Premises to any other entity for the remainder of the Lease Term, Landlord shall have the right (but no obligation) to regain possession of such portion of the Premises. Tenant shall not permit any lien to be placed on Tenant's interest by operation of law. Any change in effective control of a corporation, partnership or other artificial entity which is Tenant shall be deemed a transfer of this Lease. Any transfer hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Section 9 shall be void.

          9.1.1 Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant's notice), to transfer its interest in the Premises or any portion thereof for any part of the term hereof; and such notice by Tenant shall state the name and address of the proposed transferee, and Tenant shall deliver to Landlord a true and complete copy of the proposed transfer instrument with said notice.

          9.1.2 Upon any request by Tenant to transfer all or any part of the Premises, Landlord shall have the right to either: (a) permit the transfer on the conditions referred to in Section 9.2 and any other conditions Landlord may impose, (b) deny Tenant's request, in which event this Lease shall continue in full force and effect and unmodified; or (c) terminate this Lease by written notice to Tenant with respect to the portion of the Premises described in Tenant's notice and if Landlord desires, to then lease such space to any party including the transferee identified in Tenant's notice at whatever terms Landlord establishes. Any such termination with respect to less than all of the Premises shall result in a percentage reduction in Rent equal to the percentage of the Premises as to which the Lease is terminated.

     9.2 CONDITIONS OF LANDLORD'S CONSENT: As a condition to Landlord's prior written consent as provided for in this Section, the transferee(s) shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each transfer instrument and an agreement of said compliance by each transferee. Landlord may require as a condition of granting consent to a transfer that Tenant shall pay to Landlord all profits from the transfer determined by deducting from the total consideration paid directly or indirectly to or for the benefit of Tenant or its designee for the transferred interest, the reasonable costs of the transfer incurred by Tenant and subtracting the remaining rent obligation of Tenant at such time under this Lease. For purposes of determining all profits from the transfer, substance shall control over form such that Landlord may ignore any attempt by Tenant to inflate the purchase price of any other assets transferred in an attempt to conceal the profit on the transfer of Tenant's interest in this Lease. Sums payable hereunder shall be paid to Landlord as and when paid by the transferee to Tenant.

13 -- LEASE AGREEMENT
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SECTION 10.  INSURANCE:

     10.1 WAIVER OF RIGHT OF RECOVERY: Neither party, nor its officers, directors, employees, agents or invitees, nor, in case of Tenant, its subtenants, shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property normally covered under an all risk policy of property insurance or under workers' compensation insurance even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees; provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party and, provided, further, that if either party shall be unable to obtain any such insurance without the payment of an additional premium therefor, then, unless the party claiming the benefit of such waiver shall agree to pay such party for the cost of such additional premium within thirty (30) days after notice setting forth such requirement and the amount of the additional premium, such waiver shall be of no force and effect between such party and such claiming party.

     10.2 PUBLIC LIABILITY INSURANCE: Tenant, at its expense, shall maintain at all times during the term of this Lease, public liability insurance in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and any Superior Lessor or Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with Two Million and No/100 Dollars ($2,000,000.00) minimum combined single limit coverage, or its equivalent. All such insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to, illness of, or death of persons and damage to property set forth in
Section 17. Tenant shall deliver to Landlord and any additional insured such fully paid for policies or certificates of insurance, in form satisfactory to Landlord issued by the insurance company or its authorized agent, at least ten
(10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured is given at least twenty (20) days prior written notice of such cancellation or modification.

     10.3 ACCEPTABLE INSURANCE COMPANIES: All insurance policies required to be carried by Tenant hereunder shall be issued by responsible insurance companies authorized to issue insurance in the State of Oregon rated B VII or higher by Best's Insurance Rating Service.

     10.4 INCREASE IN COVERAGE: Landlord may from time to time, but not more frequently than once every three (3) years, require that the amount of public liability insurance to be maintained by Tenant under Section 10.2 be increased so that the amount thereof adequately protects Landlord's interest based on amounts of coverage required of comparable tenants in comparable buildings.

SECTION 11.  RULES AND REGULATIONS:

          Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as EXHIBIT E and all reasonable modifications thereof and additions thereto from time to time established by Landlord by written notice to Tenant. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Building of any said rules and regulations but Landlord shall use reasonable efforts to remedy any violation of the rules and regulations applicable to any other Building occupant upon Tenant's request.

14 -- LEASE AGREEMENT

SECTION 12.  ALTERATIONS:

     12.1 REQUIREMENTS: Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof which would require a building permit without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Any such alterations, additions, or improvements in, on, or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. If the alterations, additions or improvements shall be made by Landlord for Tenant's account, Tenant shall reimburse Landlord for the cost thereof within twenty (20) days after receipt of a statement, setting forth the actual cost of such alterations, additions or improvements. In any event, Tenant shall pay Landlord an administrative charge of ten percent (10%) of the actual cost of such alterations, additions or improvements, if such work is performed by Landlord. If such work is performed by Tenant, Tenant shall reimburse Landlord for Landlord's actual costs to review Tenant's plans and specifications and coordinate such work, including $40 per hour for time spent by Landlord's employees reviewing or coordinating such work, not to exceed in the aggregate 10% of the total cost of such work. After the expiration or sooner termination of the Lease and upon demand by Landlord, Tenant shall remove any or all alterations, additions, or improvements made by or for the account of Tenant, designated by Landlord to be removed if made without Landlord's consent or if the terms of such consent of Landlord required the removal upon termination of the Lease, and Tenant in such case shall repair and restore the Premises to their original condition, subject to ordinary wear and tear. Such removal, repair and restoration work shall be done promptly and with all due diligence at Tenant's sole cost and expense. The provisions of this Section 12 shall not apply to the initial Tenant Improvements described in EXHIBIT C to this Lease.

     12.2 INDEMNIFICATION OF LANDLORD: Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any other person claiming through or under Tenant, which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord and any Superior Lessor or Superior Mortgagee from and against any and all mechanic's and other liens and encumbrances filed in connection with alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within fifteen (15) days after the filing thereof. Nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, or lien provided Tenant posts security acceptable to Landlord.

15 -- LEASE AGREEMENT

SECTION 13.  LANDLORD'S AND TENANT'S PROPERTY:

     13.1 LANDLORD'S PROPERTY: All fixtures, carpeting, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 13.2; provided, that at Landlord's written request, Tenant shall, at its sole expense and upon termination of the Lease, remove those items specified by Landlord, including any or all fixtures, equipment, improvements, appurtenances and other personal property, which are deemed herein the property of Landlord, but not including the initial Tenant Improvements provided by Landlord pursuant to Exhibit C of this Lease. Tenant's covenant to remove property specified by Landlord shall survive the termination of this Lease.

     13.2 TENANT'S PROPERTY: All unattached business and trade fixtures, machinery and equipment, communications equipment and office equipment which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Building and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called "Tenant's Property") shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided, that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof. If Landlord shall have granted any allowance or credit to Tenant for equipment or property on the Premises, such equipment or property shall not be considered Tenant's Property, and shall be deemed the property of Landlord.

     13.3 ABANDONMENT: Any items of Tenant's Property which shall remain in the Premises after the expiration date of this Lease, or after a period of fifteen
(15) days following an earlier termination date, at the option of Landlord, may be deemed to have been abandoned, and in such case such items may be retained by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense.

SECTION 14.  SERVICES AND UTILITIES:

     14.1 BUILDING MAINTENANCE: Landlord shall maintain the Building and the Land, including public and common areas of the Building, such as the lobbies, stairs, elevators, corridors and rest rooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, the parking areas, landscaping, and the structure itself, in first class order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

     14.2 UTILITIES: Provided Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to make available to the Premises (i) heat and air-conditioning required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises from 7:00 A.M. to 6:00 P.M. on weekdays, and 8:00 A.M. to 1:00 P.M. on Saturdays exclusive of legal holidays, (ii) continuous water and electricity service suitable for the intended use of the Premises, (iii) janitorial services after 6:00 P.M. on weekdays exclusive of legal holidays in the manner that such services are, in Landlord's reasonable judgment, customarily furnished in comparable office buildings in the immediate market area, and (iv) continuous elevator service which shall mean service by

16 -- LEASE AGREEMENT
unattended automatic elevators. Landlord shall make available additional or after-hours heating or air-conditioning at Tenant's request. All charges for heat, air conditioning, water and electricity will be separately metered to the Premises and paid by Tenant or allocated to Tenant as an Operating Expense in accordance with Section 4 of this Lease. Tenant agrees at all times to reasonably cooperate with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating, and air-conditioning system. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Any sums payable by Tenant under
Section 14 shall be considered Additional Rent, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of Base Rent.

     14.3 EXCESS USAGE: If Tenant uses excessive amounts of non-metered utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord shall be reimbursed for its actual cost of supplying such extra utility services, which charge shall be payable monthly by Tenant in conjunction with Rent payments. Landlord may install in the Premises a special meter to measure the amount of water, electric current or other resource consumed for any such other use. In case of dispute over any extra charge under this Section, Landlord shall designate three qualified independent mechanical or electrical engineers, one of which will be chosen by Tenant to resolve such dispute. The engineer so selected shall determine the extra charges to be paid by Tenant, which decision shall be conclusive on both parties. The party not prevailing in such dispute shall pay the cost of such engineer's determination.

     14.4 DISCLAIMER: Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, or by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Building, or
(iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption. Rent shall be abated in accordance with the terms of Section 18 due to the occurrence of any of the foregoing conditions which are covered by Landlord's insurance, or recovered by Landlord from any third party.

     14.5 USE OF COMMON AREAS AND FACILITIES: All common facilities and areas furnished by Landlord in or near the Building, including parking areas, lighting facilities, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, rest rooms and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers shall at all times be subject to the exclusive control and management of Landlord. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to establish, modify and enforce reasonable rules and regulations necessary for the proper operation and maintenance of common areas and facilities. Landlord shall have the right to close all or any portion of the common areas or facilities to such extent as, in the opinion of Landlord's legal counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person (other than Tenant) or the public

17 -- LEASE AGREEMENT
therein; and to do and perform such other acts in and to said areas and improvements as Landlord shall reasonably determine to be advisable. All common areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent so long as Tenant has access to the Premises approximately equivalent to the access provided at lease commencement, nor shall such diminution of such areas be deemed constructive or actual eviction.

     14.6 PARKING FACILITIES: Tenant and Tenant's employees, agents, invitees and licensees shall have the right throughout the Lease Term to use the number of non-reserved parking spaces in the Building parking lot specified in the Basic Lease Information. Three of tenant's parking spaces near the Building shall be designated as "OrCAD visitor" parking for Tenant, the location of which will be selected by Tenant from spaces not set aside for handicapped parking. The availability of, and need for termination of parking in excess of Tenant's allowance shall be determined by Landlord in its sole and unfettered discretion. If Landlord grants more than three reserved parking spaces to other tenants, Landlord will allow Tenant to identify an additional reserved parking space from Tenant's parking allowance for each additional reserved space granted to other tenants.

     14.7 SIGNAGE: Tenant shall have the non-exclusive right to building standard monument signage and to place signage in two locations on the Building, at its sole expense. Tenant shall have first choice of building sign locations on either the north or south elevations of the Building. Tenant will have the only sign on the top floor of the east elevation of the Building. Subject to design and feasibility considerations, Tenant's sign on the east elevation may be placed against the glass in the center of the east elevation.

               14.7.1 Restrictions on other Signage: Other tenant signs will be permitted on the building, subject to the following conditions. No other tenant building sign will be placed at the same floor level as Tenant's signs. Only two other tenant signs will be permitted on the east elevation of the Building, and no other signs will be permitted in the center of the east elevation. Other tenant signs will be no more than thirty inches in height and twenty-two feet in length. No tenant signs will be located on the west elevation of the Building.

               14.7.2 All Building tenants will be entitled to building standard monument signage, subservient to Tenant's monument signage.

               14.7.3 Tenant and Landlord agree to cooperate to review any proposed signage. Landlord and Tenant agree to work together cooperatively to ensure that any and all signage placed on the Building and any monument signage is professional and of a first-class nature, however, all signage shall require Landlord's written approval as to size, location, design and content, which shall not be unreasonably withheld.


     14.8 MAILBOX: Landlord shall furnish Tenant, without additional charge, a locked mailbox .

     14.9 SECURITY: Landlord shall install a card key entry system to all exterior doors and elevators at Landlord's expense as part of the construction of the Building. Tenant shall be responsible for any and all security within the Premises. Landlord will also provide a noncontinuous roaming security patrol after normal business hours which will perform random door checks, as well as lock and unlock the Building during normal operating hours.

18 -- LEASE AGREEMENT

     14.10 BASKETBALL COURT: Tenant may install and maintain, at Tenant's expense, a fenced basketball court in an area of the parking lot to be designated by Landlord. Tenant's parking allowance shall be reduced by the number of parking spaces utilized for the court. Tenant shall indemnify and hold Landlord harmless from any and all claims arising from the use or presence of the basketball court.

SECTION 15.  ACCESS AND NAME:

          Landlord reserves, and shall at all times have, the right to re-enter the Premises upon 24 hours' prior notice to Tenant (except in an emergency) to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant, to show the Premises to prospective purchasers, mortgagees or, during the last 24 months of the Term, prospective tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part, without abatement of Rent. For such purpose, Landlord may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that Landlord shall not unreasonably interfere with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by Landlord's conduct pursuant to this Section, except for wilful misconduct of Landlord. For each of the purposes stated in this Section, Landlord shall at all times have and retain a key which unlocks all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance). Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open all doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to any portion of the Premises obtained by Landlord by any such means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from all or part of the Premises. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. So long as Tenant occupies not less than 40% of the total office space in the Building, Landlord will not rename the Building after another Tenant without Tenant's prior written consent, which consent may be withheld in Tenant's sole discretion.

SECTION 16.  NOTICE OF OCCURRENCES:

          Prior to Tenant taking any legal action against Landlord or any action under any indemnity contained herein, Tenant shall give notice to Landlord of:
(i) any occurrence in or about the Premises for which Landlord might be liable;
(ii) any fire or other casualty in the Premises; (iii) any damage to or defect in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) damage to or defect in any part or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

19 -- LEASE AGREEMENT

SECTION 17.  NONLIABILITY AND INDEMNIFICATION:

     17.1 WAIVER: Landlord shall not be liable for any loss or damage to person or property sustained by Tenant, or other persons, which may be caused by theft, or by any act or neglect of any tenant of the Building or by any other person in or about the Building, except for a person acting by or through Landlord. Neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss except to the extent caused by or resulting from the intentional torts of Landlord, it being the intent of the parties that Tenant look to its own all risk insurance policy for coverage of any such item resulting from an accident even if caused by the negligence of Landlord. Further, neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable: (i) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (ii) in any event for consequential damages, including lost profits, of Tenant or any person claiming through or under Tenant.

     17.2 INDEMNIFICATION: Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and/or Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all third party claims for bodily injury and/or property damage arising from or in connection with any accident, injury or damage whatever (even if caused by Landlord's negligence or breach of this Lease, but not if caused by Landlord's willful misconduct) occurring in, at or upon the Premises; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorney fees and expenses at trial and upon appeal. Landlord shall indemnify and hold harmless Tenant and its directors, officers, agents and employees from and against any and all third party claims for bodily injury and/or property damage arising from or in connection with any accident, injury or damage whatever (even if caused by Tenant's negligence or breach of this Lease, but not if caused by Tenant's wilful misconduct), occurring in, at or upon the common areas of the Land and the Building; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorney fees and expenses at trial and upon appeal. The foregoing indemnity obligations of each of the parties shall be limited to the amount of liability insurance coverage required of Tenant under Section 10 of this Lease.

     17.3 DUTY TO DEFEND: In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or Superior Mortgagee and/or its or their partners, directors, officers, agents and/or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to Section 17.2, Tenant, upon notice from Landlord or such Superior Lessor or Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligation of Tenant under this
Section 17 shall survive termination of this Lease. In case any action or proceeding is brought against Tenant and/or its directors, officers, agents and/or employees and such claim is a claim from which Landlord is obligated to indemnify Tenant pursuant to Section 17.2, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Tenant). The obligation of Landlord under this Section 17 shall survive termination of this Lease.

SECTION 18.  DAMAGE OR DESTRUCTION:

     18.1 CASUALTY: If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same unless this Lease is terminated as permitted herein. Within twenty (20) days from the date of such damage, Landlord shall notify Tenant if the Building is

20 -- LEASE AGREEMENT
damaged in excess of twenty-five percent (25%) of the Building's precasualty value, as reasonably determined by Landlord (damage in excess of such amount being referred to as "Major Damage" and damage equal to or less than such amount being referred to as "Minor Damage"). If Major Damage occurs, Landlord may elect to terminate the Lease. If Minor Damage occurs then Landlord shall repair such damage and rebuild that portion of the Building or the Premises damaged. In the event of Major Damage, if Landlord gives its written notice to Tenant electing to rebuild or in the event of Minor Damage, this Lease shall remain in full force and effect provided Landlord completes the repairs within one hundred eighty (180) days (this determination of days not to be affected by the force majeure provision of this Lease), except the Rent shall be reasonably abated during the period of repair for that portion of the Premises not reasonably usable by Tenant and on or after the 181st day after such casualty Tenant may, by written notice to Landlord, terminate this Lease. If in the event of Major Damage, Landlord elects by written notice to Tenant not to rebuild, then this Lease shall automatically terminate as of the effective date of such notice, the Rent shall be reduced by a proportionate amount based upon the extent to which said damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Rent up to the date of termination. Landlord agrees to refund to Tenant any Rent previously paid for any period of time subsequent to such date of termination. Landlord shall not be required to repair any damage by fire or other cause to the property of Tenant.

     18.2 CONDEMNATION: If more than twenty-five percent (25%) of the Land and/or Building shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord shall have the right to terminate this Lease. If such taking renders the Premises unsuitable for the conduct of Tenant's business then Tenant shall have the right to terminate this Lease. If this Lease is terminated, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon which may be paid or owed in connection with the exercise of such power of eminent domain or conveyance in lieu thereof, and Tenant shall have no claim against the agency exercising such power or receiving such conveyance, for any part of such sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease except for the unamortized value of Tenant Improvements paid for by Tenant and relocation benefits, if any. If a part of the Land and/or Building shall be so taken or appropriated or conveyed and Landlord hereto shall elect not to terminate this Lease, Landlord shall nonetheless receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon paid or owed in connection with such taking, appropriation or conveyance; and if the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises and this Lease shall remain in full force and effect, except that Tenant shall be entitled to an appropriate reduction in Rent while such restoration is being made by Landlord. Such proportionate reduction shall be based upon the extent to which the restoration being made by Landlord shall interfere with the business carried on by Tenant in the demised Premises. Landlord will not be required to repair or restore any injury or damage to the property of Tenant.

SECTION 19.  SURRENDER AND HOLDING OVER:

     19.1 GENERAL: On the last day of the term of this Lease, or upon other lawful re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and casualty, and in accordance with the provisions of Section 13 of this Lease.

     19.2 SURRENDER: No agreement relating to the surrender of the Premises by Tenant shall be valid unless in writing and signed by Landlord.

21 -- LEASE AGREEMENT

     19.3 HOLDING OVER AFTER RENEWAL: If Tenant exercises its option to extend the Lease Term set forth in Section 1.4, and Landlord and Tenant are unable to agree on the renewal Base Rental amount, Tenant may holdover for a period not to exceed six (6) months after the expiration of the Lease Term. During such holdover period, Tenant shall pay to Landlord 115% of the Base Rental in effect immediately prior to expiration, together with all Additional Rent provided for in this Lease. Tenant shall provide Landlord with at least 12 months' prior written notice of its intent to holdover pursuant to this section. In such notice, Tenant shall indicate the total number of months that Tenant will holdover, not to exceed six months. The notice shall be irrevocable.

     19.4 HOLDING OVER WITH CONSENT: Any holding over after the expiration of the term of this Lease other than as described in Section 19.3, with the written consent of Landlord, shall be a tenancy from month to month. The terms, covenants and conditions of such tenancy shall be the same as provided herein, and the monthly Rent shall be the then fair market rent for the Premises as determined by Landlord, but in no event less than 115% of the Rent in effect immediately prior to expiration, and subject to adjustment as provided in
Section 4 herein. Acceptance by Landlord of Rent after such expiration shall not result in any other tenancy or any renewal of the Lease Term, and the provisions of this Section are in addition to and do not affect Landlord's right of re-entry or other rights provided under this Lease or by applicable law.

     19.5 HOLDING OVER WITHOUT CONSENT: If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention 150% of the amount of the daily Rent for the last period prior to the date of such expiration or termination, subject to adjustment as provided in Section 4. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period from month to month. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Section shall waive Landlord's right of re-entry or any other right. Unless Landlord exercises the option hereby given to it, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent.

SECTION 20.  EVENTS OF DEFAULT:

     20.1 EVENTS OF DEFAULT: The occurrence of any one or more of the following events of default shall constitute a breach of this Lease by Tenant:

          20.1.1 If Tenant shall default in the payment of any security deposit, Base Rent or Additional Rent, and such default shall continue for ten
(10) days after written notice from Landlord; or

          20.1.2 If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of any security deposit, Base Rent or Additional Rent) and such default shall continue and not be remedied within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of Twenty (20) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant's

22 -- LEASE AGREEMENT
intention to remedy such default; (ii) duly commence within said twenty (20) day period, and thereafter diligently prosecute to completion, subject to delays caused by force majeure, all steps necessary to remedy the default; and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord; or

          20.1.3 If any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, pass to any person, firm or corporation other than Tenant, except as expressly permitted by Section 9; or

          20.1.4 If Tenant shall vacate or abandon the Premises continuously for more than sixty (60) days; or

          20.1.5 If Tenant or any guarantor of Tenant's obligations under this Lease shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

          20.1.6 If within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

          20.1.7 If this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

     20.2 LIMITATION OF TENANT RIGHT TO NOTICE: During any calendar year, Tenant shall be entitled to only one (1) notice each for the same type of default pursuant to Section 20.1.1 or 20.1.2.

SECTION 21.  REMEDIES UPON DEFAULT:

     21.1 REMEDIES: Upon the occurrence of an event of default constituting a breach of this Lease under Section 20, Landlord may exercise any one or more of the remedies set forth in this Section 21 or in Section 24, or any other remedy available under applicable law or contained in this Lease.

          21.1.1 Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary eviction proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises.

          21.1.2 Landlord at its option may relet the whole or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenants, for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other

23 -- LEASE AGREEMENT
conditions (including concessions, tenant improvements, and free rent periods) as Landlord may determine to be appropriate. Landlord at its option may make such physical changes to the Premises as Landlord considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability. If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant.

          21.1.3 Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by the default, including attorney fees. Damages shall include, without limitation: (i) all rentals lost; (ii) all legal expenses and other related costs incurred by Landlord following Tenant's default; (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; and
(iv) all costs incurred by Landlord in reletting the Premises, including, without limitation, any brokerage commissions and the value of Landlord's time.

          21.1.4 To the extent permitted under Oregon law, Landlord may sue periodically for damages as they accrue without barring a later action for further damages. Landlord may in one action recover accrued damages plus damages attributable to the remaining Lease Term equal to the difference between the rent reserved in this Lease (including an estimated amount of Additional Rent as determined by Landlord) for the balance of the Lease Term after the time of award, and the fair rental value of the Premises for the same period, discounted to the time of award at the rate of nine percent (9%) per annum. If Landlord has relet the Premises for the period which otherwise would have constituted the unexpired portion of the Lease Term or any part, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

     21.2 CUMULATIVE REMEDIES: The remedies provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity, including an action for specific performance, as if specific remedies were not provided for herein. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right to obtain an injunction and any other appropriate equitable relief.

     21.3 TERMINATION: Even though Tenant has breached this Lease, the Lease shall continue in effect for so long as Landlord does not terminate Tenant's possession of the Premises or Tenant does not abandon the Premises. Even after Tenant is no longer in possession of the Premises, Tenant shall have continuing contractual liability under the Lease, and Landlord may enforce its rights and remedies under this Lease in the event of a breach, including the right to recover its damages for loss of Rent for the remainder of the Lease Term after Tenant is dispossessed of the Premises. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's contractual liability under the Lease unless written release of liability is given by Landlord to Tenant.

     21.4 INTEREST ON DAMAGES: In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Section 21, if any Base Rent, Additional Rent or damages payable hereunder by Tenant to Landlord are not paid within five (5) days after demand therefor, the same shall bear interest at the annual rate of twelve percent (12%) or the maximum rate permitted by law, whichever is less, calculated monthly from the due date thereof until paid, and the amount of such interest shall be

24 -- LEASE AGREEMENT
included as Additional Rent.

SECTION 22.  SERVICES IN THE EVENT OF DEFAULT:

          In addition to any rights and remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish Tenant or the Premises any heat, ventilation or air-conditioning services, or any cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

SECTION 23.  NO WAIVERS OF PERFORMANCE:

          The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations or any other obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Rent with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

SECTION 24.  CURING DEFAULTS:

     24.1 CURING TENANT DEFAULTS: All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent except as expressly provided otherwise herein. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for the periods referred to in Section 20 hereof, Landlord may make any such payment or perform any such act on Tenant's part to be made or performed as in this Lease provided but shall not be obligated so to do. Any such payment or performance shall not be a waiver or release of Tenant's obligations. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate specified in Section 21.4 from the date of such payment by Landlord shall be payable as Additional Rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

     24.2 LANDLORD DEFAULTS: If the Landlord shall fail to perform any act on its part to be performed hereunder and such failure continues for ten (10) days after notice thereof by Tenant (except in the event of an emergency) and has a material adverse effect on Tenant's ability to use the Premises for the permitted use, then Tenant may, but shall not be obligated to do so, and without waiving or releasing the Landlord from any obligations of the Landlord, make any such payment or perform any such other act on Landlord's part to be made or performed as provided in this Lease. Tenant shall be entitled to reimbursement of all sums paid on behalf of Landlord, together with interest at the rate of twelve percent (12%) per annum until reimbursed., but in no event will Tenant have any right of offset for any such obligation.

25 -- LEASE AGREEMENT

SECTION 25.  BROKER:

          Tenant covenants, warrants and represents that no broker except as provided in the Basic Lease Information (the "Broker") was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorney fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker as per a separate agreement between Landlord and the Broker.

SECTION 26.  NOTICES:

          Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease). Notices shall be deemed to have been properly given, rendered or made: (a) if delivered in person to Landlord or Tenant and receipt is acknowledged; (b) if sent postage prepaid by registered or certified mail, return receipt requested, effective forty-eight (48) hours after posted in a United States post office station or letter box in the continental United States, addressed to the other party at the address designated by the party
(except that after the   Commencement Date, Tenant's address, unless Tenant
shall give notice to the contrary, shall be the Building); or (c) if sent by facsimile, when transmission is confirmed to the facsimile number designated by the party. Either party may designate a different address or addresses or facsimile number for notices, statements, demands, consents, approvals or other communications intended for it.

SECTION 27.  ESTOPPEL CERTIFICATES:

          Each party agrees, at any time and from time to time, as requested by the other party with not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer shall have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other relevant factual information concerning the status of this Lease as Landlord may reasonably request. If Tenant fails to respond within fifteen (15) days of receipt by Tenant of a written request for such a statement, Tenant shall be deemed to have given such statement and shall be deemed to have admitted the accuracy of any information contained in the request for such statement and that the Lease is unmodified and in full force and effect, that there are not uncured defaults in Landlord's performance, and that not more than one (1) month's Rent has been paid in advance.

SECTION 28.  MEMORANDUM OF LEASE:

26 -- LEASE AGREEMENT

          Tenant shall not record this Lease. Upon ten (10) days prior written notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

SECTION 29.   APPRAISAL

     29.1 APPRAISAL OF FAIR RENTAL VALUE: In the event that Landlord and Tenant are unable to agree upon a Base Rent when required under Section 1.4, the Base Rent shall be established in accordance with this Section. Within ten (10) days of written request, Landlord and Tenant shall each designate a disinterested person with at least ten years' professional experience as a licensed real estate broker having experience with Class A commercial office rental rates in the Kruse Way and Washington Square areas. The two brokers shall appoint a third disinterested broker with the same experience and qualifications. Within thirty
(30) days of appointment, the third broker shall select from the Base Rental rates proposed by Tenant's broker and Landlord's broker the rate which the third broker deems most closely reflects the fair market Base Rent for the premises applicable to the renewal term. In no event will the Base Rent be less than the Base Rental paid by the Tenant during the year preceding such renewal term. The Base Rent for the renewal term may include rent escalators, if consistent with market conditions then existing. In the event either party shall fail to select broker(s) as provided in this Section, or the two brokers, once selected, shall fail to agree on a third, the required broker shall be selected by the presiding judge of Washington County, Oregon. The Base Rent established in accordance with the terms of this Section shall be conclusive upon the parties, and enforceable in the manner provided by Oregon law for arbitration awards. The expenses of each appraisal conducted under the provisions of this Section shall be paid by the non-prevailing party.

     29.2 ALLOCATION OF OPERATING EXPENSES:  In the event of any dispute under
Section 5.6 regarding the accuracy of an Operating Statement, the matter shall be determined in accordance with the procedure described in Section 29.1, except that the individuals chosen to make such determination shall be certified public accountants or professional property managers having not less than ten years' experience in office/commercial real estate matters.

     29.3 PROCEDURE: It is the intent of Landlord and Tenant that issues subject to resolution under this Section 29 shall be determined in the discretion of the individuals selected to make the decision, without the necessity of a hearing or formal presentation of evidence by either party. The brokers, accountants or property managers, as the case may be, shall meet as they deem appropriate, and without the direct participation of Landlord or Tenant, in order to reach a decision as required by this Section. Each party will be entitled to submit, for consideration only, a written proposal and a response to the other party's proposal.

SECTION 30.  ADJUSTMENT OF COMMENCEMENT AND EXPIRATION DATES:

     30.1 COMMENCEMENT DATE: The Term of this Lease shall commence on a date (herein the "Commencement Date") which shall be the date specified in the Basic Lease Information unless changed as follows:

          30.1.1 If for any reason construction of the Building has not begun prior to June 1, 1998. Landlord may adjust the Commencement Date by providing Tenant with written notice of a revised Commencement Date on or before the actual commencement of construction of the Building subject to Tenant's rights in Section 30.3 below.

27 -- LEASE AGREEMENT

          30.1.2 The Commencement Date shall be extended to the date of issuance of a permanent or temporary Certificate of Occupancy by the appropriate municipal authority and the issuance of a Certificate of Substantial Completion by Group Mackenzie (the "Project Architect"); provided that if the issuance of either certificate is delayed by the installation of Tenant's furniture, fixtures or equipment, or any other Tenant Caused Delay (as defined in Exhibit
C), the Commencement Date will be upon the date substantial completion would have been achieved if not for such Tenant Caused Delay, as determined in accordance with Section 5.5.1 of Exhibit C. Landlord will provide Tenant with approximately sixty (60) days' prior written notice of the anticipated final completion date of the Building, which notice will be updated from time to time within 3 business days of any revision to such anticipated final completion date.

          30.1.3 The date that Tenant actually occupies the Premises (other than incident to installation of Tenant's furniture, fixtures or equipment) which is earlier than the date specified in the Basic Lease Information, in which case the Commencement Date shall be the date Tenant first occupies the Premises.

     30.2 DELAY IN DELIVERY OF PREMISES; RENT ABATEMENT: To the extent Landlord is unable to deliver the Premises for Tenant's occupancy by the Commencement Date, due to delay not caused by Tenant, or due to the occurrence of an event of force majeure, the Base Rent and Additional Rent payable hereunder shall be abated for the time period of such delay. Tenant shall be considered to have caused any delay in the delivery of the Premises resulting from (i) Tenant's failure to sign this Lease on or before the Construction Information Submittal Date specified in the Basic Lease Information or, in the alternative, to provide Landlord by such date a written agreement in form and content satisfactory to Landlord guarantying Tenant will pay Landlord for any and all costs incurred in connection with the work done prior to execution of this Lease to prepare the Premises for Tenant; or (ii) the failure of Tenant to comply with the Construction Information Submittal and Construction Approval Dates specified in the Basic Lease Information and Exhibit C; or (iii) any changes in the Tenant Improvements requested by Tenant, as provided in Exhibit C. In the case of delay caused by Tenant, Tenant shall not be entitled to any abatement of Rent due to such delay.

     30.3 TENANT TERMINATION RIGHTS: If the Premises are not ready for Tenant's occupancy on or before September 1, 1999 because of the fact that a temporary or permanent certificate of occupancy has not been procured, Tenant may terminate this Lease by written notice to Landlord, if Tenant is not responsible for the delay or the delay was not caused by any of the force majeure events described in Section 31.5. If, however, the Premises are not ready for Tenant's occupancy on or before September 1, 1999 because of any of the force majeure events described in Section 31.5, casualties, acts of God, strikes, shortages of labor or materials or other causes beyond the reasonable control of Landlord, or because of a delay caused by Tenant, the date that Tenant may terminate this Lease shall be delayed from September 1, 1999 for the same number of days that Tenant's occupancy was delayed by such events. Notwithstanding any of the foregoing, if the Premises are not ready for Tenant's occupancy by November 1, 1999, extended on a day-for-day's basis for any Tenant-caused delays, Tenant may terminate this Lease by written notice to Landlord. Termination under this
Section 30.3 shall be Tenant's sole remedy and Tenant shall have no other rights or claims hereunder at law or in equity except that Landlord shall return to Tenant promptly after any termination any Rent or Security Deposit deposited previously with Landlord.

     30.4 EXPIRATION DATE: In the event the Commencement Date is adjusted to a date other than as specified in the Basic Lease Information, the Expiration Date shall be extended as necessary so that the Lease Term will contain the number of full calendar months indicated in the Rent

28 -- LEASE AGREEMENT

Schedule of the Basic Lease Information and so that the Expiration Date will fall on the last day of a calendar month.

     30.5 EARLY OCCUPANCY: If Landlord has given Tenant written permission to enter into the possession of the Premises prior to the Commencement Date, such possession or occupancy shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, including, without limitation, the payment of Rent.

SECTION 31.  MISCELLANEOUS:

     31.1 MERGER: All understandings and agreements previously made between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith. The Lease and such other documents fully and completely express the agreement of the parties and neither party is relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

     31.2 MODIFICATIONS: No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement is sought. If Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive the keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant's Property in connection with such subletting.

     31.3 SUCCESSORS AND ASSIGNS: Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that: (i) no violation of the provisions of Section 9 shall operate to vest any rights in any successor or assignee of Tenant; and (ii) the provisions of this Section shall not be construed as modifying the provisions of Sections 9 or 20.

     31.4 NONRECOURSE LEASE: Tenant shall look only to Landlord's interest in the Land and the Building (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

     31.5 FORCE MAJEURE: The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because:

          31.5.1 Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or

          31.5.2 of any failure or defect in the supply, quantity or character of electricity, water or other utilities furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for

29 -- LEASE AGREEMENT
any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

     31.6 DEFINITIONS: For the purpose of this Lease, the following terms have the meanings indicated:

          31.6.1 The term "mortgage" shall include a mortgage and/or deed of trust, and the term "holder of a mortgage" or "mortgagee" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

          31.6.2 The term "laws and requirements of any public authorities" and words of similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

          31.6.3 The term "requirements of insurance bodies" and words of similar import shall mean rules, regulations, orders and other requirements of the Oregon Surveying and Rating Bureau and/ or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

          31.6.4 The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, which at the time in question is the owner of Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

          31.6.5 The term "Land" shall mean the real property lot or parcel upon which the Building is located including without limitation parking areas, landscaped areas, walkways, driveways, sidewalks and curbs.

          31.6.6 The term "Landlord" shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building, the transferror shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer and assumption by such transferee, and it shall be deemed without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

          31.6.7 The term "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Section, unless expressly so stated.

          31.6.8 The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

          31.6.9 The term "person" shall mean natural person or persons, a partnership, a

30 -- LEASE AGREEMENT
corporation and any other form of business or legal association or entity.

     31.7 EFFECT OF EXPIRATION: Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination and in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, Additional Rent herein) which shall have accrued to or with respect to any period ending at a time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

     31.8 EXCAVATION: If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, and without reducing or otherwise affecting Tenant's obligations under this Lease.

     31.9 UNION CONTRACTS: Following notice from Landlord of any union contracts affecting the Land or the Building, Tenant agrees that the exercise of its rights pursuant to the provision of Section 12 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate such union contracts, nor create any lawful work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

     31.10 PRORATIONS: Any apportionments or prorations of Base Rent or Additional Rent to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

     31.11 GOVERNING LAW: Regardless of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Oregon. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, heading and titles in this Lease are solely for convenience or reference and shall not affect its interpretation. Each covenant, agreement, obligation or other provision of this Lease to be performed by Landlord or Tenant, shall be deemed and construed as a separate and independent covenant of Landlord or Tenant, as applicable, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence of this Lease and all of its provisions.

     31.12 LIGHT, AIR AND VIEW: Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or near the Building shall in no way affect this Lease or impose any liability on Landlord, except that Landlord agrees that no additional buildings shall be constructed on the Land.

     31.13 TENANT REPRESENTATIONS: If Tenant is a corporation, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that:

31 -- LEASE AGREEMENT

          31.13.1 Tenant is duly incorporated and validly existing under the laws of its state of incorporation, and, if such corporation is existing under the laws of a jurisdiction other than Oregon, qualified to transact business in Oregon;

          31.13.2 Tenant has full corporate right and authority to enter into this Lease and to perform all Tenant's obligations hereunder; and

          31.13.3 Each person (and both of the persons if more than one signs) signing this Lease on behalf of the corporation is duly and validly authorized to do so.

     31.14 DEFINED TERMS: Words capitalized other than as the first word of a sentence are defined terms and have the meaning, throughout this Lease, given to them when they are first used with an initial capital or when used in quotation marks .

     31.15 COUNTERPARTS: This Lease may be executed in one or more counterparts by separate signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on all parties hereto, even though all parties are not signatories to the original or to the same counterpart. Any counterpart of this Lease that has attached to it separate signature pages, which together contain the signatures of all parties, shall for all purposes be deemed a fully executed instrument, and in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

     31.16  COSTS AND ATTORNEY FEES:

          31.16.1 NO SUIT OR ACTION FILED. If this Lease is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, the other party's reasonable attorney fees, collection costs even though no suit or action is filed thereon, and any other fees or expenses incurred by the nondefaulting party.

          31.16.2 ARBITRATION OR MEDIATION; TRIAL AND APPEAL. If any arbitration, mediation, or other proceeding is brought in lieu of litigation, or if legal action is instituted to enforce or interpret any of the terms of this Lease or if legal action is instituted in a Bankruptcy Court for a United States District Court to enforce or interpret any of the terms of this Lease, to seek relief from an automatic stay, to obtain adequate protection, or to otherwise assert the interest of Landlord in a bankruptcy proceeding, the party not prevailing shall pay the prevailing party's costs and disbursements, the fees and expenses of expert witnesses in determining reasonable attorney fees pursuant to ORCP 68, and such sums as the court may determine to be reasonable for the prevailing party's attorney fees connected with the trial and any appeal and by petition for review thereof.

          31.16.3 DEFINITIONS. For purposes of this Lease, the term attorney fees includes all charges of the prevailing party's attorneys and their staff (including without limitation legal assistants, paralegals, word processing, and other support personnel) and any post-petition fees in a bankruptcy court. For purposes of this Lease, the term fees and expenses includes but is not limited to long-distance telephone charges; expenses of facsimile transmission; expenses for postage (including costs of registered or certified mail and return receipts), express mail, or parcel delivery; mileage and all deposition charges, including but not limited to court reporters' charges, appearance fees, and all costs of transcription; and costs incurred in searching records and obtaining reports.

32 -- LEASE AGREEMENT

     31.17 EFFECT OF FAILURE TO CONSENT: The parties acknowledge that the obligation of good faith and fair dealing generally applies to this Lease requiring each party to act reasonably except to the extent explicitly and specifically provided otherwise in this Lease. If either party unreasonably withholds or conditions a requested consent or demands payment of an unreasonable sum, the other party shall not be entitled to any damages for the unreasonableness, it being intended that the sole remedy shall be to proceed as if the unreasonable party had responded reasonably.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date and year first above written.

LANDLORD                               TENANT

TIGARD TRIANGLE I, LLC                 ORCAD, INC.

By:                                    By:
    -------------------------              -------------------------
Title:                                 Title:
       ----------------------                 ----------------------
Date:                                  Date:
      -----------------------                -----------------------

33 -- LEASE AGREEMENT

                                  EXHIBIT A.

                                LEASE AGREEMENT


                          Legal Description for Land




EXHIBIT A, 1 - Legal Description for Land

                                  EXHIBIT B.

                                LEASE AGREEMENT


                          Floor Plan for the Building




EXHIBIT B, 1 - Floor Plan for the Building

                                  EXHIBIT C.

                                WORK AGREEMENT


SECTION 1  TENANT IMPROVEMENTS PROVIDED BY LANDLORD:
---------  -----------------------------------------

Landlord shall construct and provide an approximately 121,000 rentable square foot, floors one through five, five-story office building shell with one level of storage/fitness center space on a lower level of approximately 10,000 square feet. Landlord agrees to provide the following building improvements (the "Landlord Improvements") in the base building office shell (excluding storage and fitness center space unless otherwise indicated below) in accordance with the final shell plans and specifications (the "Shell Plan") which shall be based upon the Building General Description attached as Annex A to this Work Agreement, which may be further amended; however, no material changes shall be made without Tenant's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

     1.1  All exterior doors;

     1.2 One (1) each of men's and women's restrooms located on each floor shall be finished as follows: 2 porcelain water closets, 2 porcelain urinals, and 2 porcelain sink fixtures in each men's restroom; and 3 porcelain water closets and 2 porcelain sink fixtures in each women's restroom, plus 1 water fountain on each floor. Each restroom shall include ceramic floor tiles and 4" ceramic tile wet walls to 6' installed; all other wall surfaces to be painted gypboard or gypboard with vinyl wall covering; ceilings to be suspended acoustical ceiling tiles. Restrooms shall comply with applicable ADA requirements as of the Date of Lease Execution.

     1.3  Telephone and janitorial closets, one each per floor;

     1.4 First floor main lobby including "monument type" stair to the second floor complete with all Class A finishes installed therein;

     1.5 Second, third, fourth, and fifth floor lobbies ready for tenant finishes with sheetrock installed and taped but no other finishes, except for multi-tenant floors which shall have building standard lobby finishes;

     1.6  All exterior walls furred and insulated;

     1.7 Building electrical service is sized at 2400 amps at 480/277 volts and is distributed to the main distribution panel located in the electrical room in the building sized to provide service to Tenant based on one 20 amp circuit for five employees per 1,000 rentable square feet. Electrical service is distributed through the building via a 1600 amp vertical bus to electrical rooms located on each floor. Electrical rooms on each floor shall be equipped with one 200 amp 480/277 volt panel, one 75 kva transformer, and one two-session 200 amp 120/208 volt panel. Electrical power will be provided to the elevators, HVAC system as provided in Section 1.8 herein, lighting at all common areas, including restrooms and two exit stairwells, exterior building and site lighting including surface parking areas as required by applicable building codes, but excluding the lower level fitness center;

     1.8 Building heating ventilating and air conditioning system (HVAC) consisting of 250 ton variable air volume (VAV) rooftop units, and building standard quantity VAV boxes installed

EXHIBIT C, 1 - Work Agreement
on each floor. This system shall be installed to and including the VAV terminal units and include a direct digital control system with basic programming and room sensors. Downstream ductwork and customization of control system and programming shall be excluded. The system shall be designed to accommodate load calculations based on 150 square feet per person with winter design temperatures -outside 10 degrees Fahrenheit/inside 75 degrees Fahrenheit, summer design temperatures - outside 95 degrees Fahrenheit/inside 75 degrees Fahrenheit, and outside air ventilation at 20 cfm/person based on occupancy of 150 square feet per person. Design basis for VAV zones include interior zones at 1/1500 square feet average and exterior zones at 1/700 square feet average;

     1.9  2 x 4 suspended acoustical ceiling grid installed;

     1.10 Wet fire sprinkler system installed with plugged tees for future downheads and smoke detection;

     1.11 Building standard 2 x 4 second look tegular ceiling tiles in building standard quantities, purchased and inventoried, uninstalled on the floor;

     1.12 Light fixtures to include building standard quantity (based upon 1 fixture per each 100 square feet) 2 x 4, 3 lamp, 18 cell parabolic light fixtures with single electronic ballast and T-8 lamps which shall be purchased and inventoried on the floor slab, uninstalled;

     1.13 Traffic impact fees included in the building shell, but excluding system development charges and traffic impact fees attributable to the lower level fitness center;

     1.14 Three (3) elevators consisting of two (2) 3,000 lbs., and one (1) 3,500 lbs. traction elevators shall be installed. Elevator cab finishes shall be of Class A office standards.

     1.15 Storage space improvements by Landlord shall include freeze protection, code required ventilation, code required fluorescent strip tube lighting, 1 electrical outlet per 200 square feet, 1 light switch per 1,000 square feet, and construction of common area corridors on the lower level. All additional improvements on the lower level for Tenant's fitness center will be at Tenant's expense.

     1.16 Electronic cardkey access security system installed on all building exterior doors and elevators.

     1.17 Site modifications to accommodate a basketball and volleyball court combination (non-regulation size, approximately 30' x 60' in size). All above ground improvements including at grade surfaces and equipment shall be paid by Tenant per Section 2. The space to be occupied by these improvements shall be deducted from Tenant's parking allowance in the Basic Lease Information.

SECTION 2  ADDITIONAL TENANT IMPROVEMENTS AT TENANT'S EXPENSE:
---------  ---------------------------------------------------

     All other improvements required or requested by Tenant, including but not limited to, those related to the interior improvements within the Premises (including costs for all signage, permits, governmental fees, and architectural and engineering fees), (the "Additional Improvements"), which are not listed in
Section 1 shall be constructed by Landlord and paid for as follows: Tenant shall pay the costs and expenses of the Additional Improvements to the extent not covered by the Tenant Improvement Allowance described in Section 3 below. Tenant payments for Additional

EXHIBIT C, 2 - Work Agreement

Improvements shall be paid within fifteen (15) days of receipt of invoice from Landlord as follows: (a) 20% prior to the commencement of construction of the building, (b) 40% within five (5) months after commencement of construction of the building, and (c) 40% within ten (10) days of the Commencement Date, except for reimbursement of architect and consultant fees over and above the $2.00 per square foot space planning allowance and deposits or prepayments required for specially ordered items, which shall be reimbursed by Tenant on a monthly basis. Contractor's profit and overhead for the initial improvements constructed by Landlord shall not exceed 4.5%, general conditions shall not exceed 5%, and insurance shall not exceed .5%. Notwithstanding the foregoing, Tenant shall have the right, upon notice to Landlord and in accordance with Section 7, hereof, to construct removable office type furniture or cabinetry or to install low voltage wiring to be paid for by Tenant per Section 3.2. Tenant shall also have the right to select an independent vendor for its phone and data work and the fitness center in the lower level, separate from tenant improvement work or any work performed by Landlord, but subject to the restrictions of section 7.1. If Tenant elects to so proceed, Tenant shall indemnify and hold Landlord completely free and harmless from all damages, claims or actions arising from or claimed by reason of Tenant's or its contractor's work in the Building and shall not interfere with work of Landlord's general contractor.

SECTION 3  TENANT IMPROVEMENT ALLOWANCES PROVIDED BY LANDLORD:
---------  ---------------------------------------------------

     3.1 Allowances: Landlord agrees to provide an allowance equal to $22.00 per each rentable square foot leased by Tenant, excluding storage space and the fitness center, of which $20 is the for tenant improvements including, but not limited to, permits and governmental fees, and all costs of construction as determined by Landlord's General Contractor, (hereafter the "Project Contractor") pursuant to Section 4.3 herein, and $2.00 is for space planning and related consultants (hereafter the "Tenant Improvement Allowance") for all costs associated with the design and construction of Additional Improvements.

     3.2 Application: Each dollar allowance may be applied to any Additional Improvement item. Tenant may apply up to $1.00 per square foot of any unused Tenant Improvement Allowance not used to the cost for data, telecom, and low voltage wiring. Any amount of Tenant Improvement Allowance not used shall be applied to a credit against future Rent payable.

     3.3 Storage Space: There shall be no tenant improvement allowance for any leased storage space or the fitness center.

SECTION 4  DESIGN OF ADDITIONAL IMPROVEMENTS:
---------  ----------------------------------

     4.1 CDP Preparation: Tenant and/or its design consultants, (the "Tenant's Architect"), shall prepare a construction document package (hereafter the "CDP") consisting of a detailed floor plan and Tenant's supplemental specifications in accordance with Section 4.1.1 herein. By March 16, 1998, Landlord will provide Tenant with each of the following in a form sufficient to prepare the CDP: site plan, floor plans, base shell building mechanical and electrical plans, exterior elevations, sections, and window details. The CDP shall be completed and submitted to Landlord for Landlord's approval pursuant to this Section 4 by May 4, 1998.

          4.1.1 The CDP shall depict all Additional Improvements to the Premises and shall include all construction information, which shall be in sufficient detail to obtain any and all required building permits and for the Project Contractor to use for bidding and construction purposes, which shall include, but not be limited to plans, specifications, information and schematics for:

EXHIBIT C, 3 - Work Agreement

          4.1.2 All electrical requirements, including but not limited to locations and specifications of all equipment requiring electrical service. Landlord and Tenant agree that locations and specifications for electrical receptacles, outlets and Tenant's electrical equipment shall be included with the CDP.

          4.1.3 Any special mechanical system requirements including specifications for any equipment requiring plumbing or mechanical systems. Landlord and Tenant agree that the design of the mechanical system shall be included with the CDP.

          4.1.4 Any special engineering design requirements including areas, as specified by Tenant pursuant to this Work Agreement, subject to above-normal load capacities to accommodate heavy equipment or other weights exceeding the design capacity of the slab of 70 pounds per square foot (50 pounds per square foot live load and a 20 pound per square foot partition load) or any concentrated load in excess of 2000 pounds, or other areas requiring special capacities, openings or other considerations affecting the structural framework of the Building.

          4.1.5 All interior finish items, treatments, and build-outs to the Premises including but not limited to electrical, mechanical, millwork, carpet, paint, wall finishes, ceiling treatments, and lighting.

          4.1.6 All specifications for voice, data systems, any Tenant security system and furniture including locations and specifications for telephone and computer system equipment. Landlord and Tenant agree that the final design, including specific locations for voice and data receptacles, outlets and Tenant's equipment shall be completed by Tenant and submitted on the same date as the CDP.

     4.2 CDP Approval: Submission of the CDP to Landlord shall constitute Tenant's approval of such for bidding and permitting purposes, subject to any additions or deletions requested by Tenant, and also subject to Landlord's approval. Landlord shall approve or disapprove, with clearly identified and reasonable objections, the CDP in writing within five (5) business days after receiving the CDP from Tenant. The CDP must be approved by Landlord before Landlord will proceed to obtain building permits, commence bidding the CDP, or commence construction of the Additional Improvements.

     4.3 CDP Statement: Within twenty-one (21) business days following approval of the CDP by Landlord, Landlord shall provide Tenant a statement (the "Statement") of the costs, as determined by Landlord, of the Additional Improvements as depicted in the approved CDP, including, but not limited to, all space planning, architectural and engineering fees, permits and governmental fees, and all construction costs as determined by Landlord and the Project Contractor and that portion of the costs, if any, for which Tenant will be responsible under the terms of this Work Agreement, but excluding those costs paid for directly by Tenant. All costs will be available to Tenant on an "open book" basis for Tenant's review. The Statement must be approved by Tenant, in writing, within five (5) business days of receipt from Landlord, subject to any additions or deletions requested by Tenant, which Tenant shall have the right to make, before the Landlord will commence construction of the Additional Improvements. Unless Tenant approves of the Statement in writing within five
(5) days of its delivery, the Statement will be deemed disapproved by Tenant which, in the case of a Tenant disapproval, shall be considered a Tenant Delay pursuant to Section 8. Any delay in completion caused by Tenant resulting from delay of CDP preparation, Tenant's approval of the CDP Statement, or changes to the CDP or CDP Statement and/or resulting permitting delays resulting from any of the foregoing beyond June 22, 1998, shall be deemed a

EXHIBIT C, 4 - Work Agreement

Tenant Caused Delay as defined in Section 8 herein.

SECTION 5  CONSTRUCTION:
---------  -------------

     5.1 Authorization to Proceed: Tenant's submission of the CDP and Tenant's written approval of the CDP Statement shall constitute Tenant's authorization to complete the Premises in accordance with the CDP. In the absence of such written authorization, Landlord shall not be obligated to commence work on the Additional Improvements on or in the Premises. Landlord shall complete the construction of the Additional Improvements as soon as reasonably possible given the overall construction schedule for the Premises and the Project after the approval of the CDP and the CDP statement is given by the Tenant.

     5.2 Interior Finish Items: Selection of any interior finishes, such as wall paint colors, wall coverings, fixtures, carpet and any or all other interior finish items required by Tenant in the design and construction of the Additional Improvements shall be made in writing within ten (10) business days of notice from Landlord requiring that such selections shall be made. If the cost of the selected finish items will exceed the original estimated cost for such item in the Statement, Landlord will advise Tenant of the increased cost and Tenant will have five (5) business days to provide written approval of such increased cost or requested changes therein.

     5.3 Completion: Landlord's contractor shall complete Tenant Improvements in accordance with Tenant's approved CDP.

     5.4 Commencement Date. The Commencement Date of the Lease shall be as described in Section 1.3 of the Lease. Tenant shall be allowed by Landlord to enter upon the Premises approximately 90 days prior to the Commencement Date for inspection, and preparation for installation of Tenant's phone, data and other long lead items, and for installation of furniture, fixtures, and equipment ("FF&E") and provided for in Section 7 herein. Tenant will make final electrical connections to Tenant's FF&E at Tenant's expense. Following substantial completion, Project Contractor shall complete punchlist items and Tenant shall make final electrical and mechanical connections as may be required for the installation of Tenant's FF&E. Any delays in completion resulting from Tenant or Tenant's vendors installations of FF&E shall be a Tenant Caused Delay and at Tenant's sole cost pursuant to Section 8 herein. Tenant's access to the Premises for installation of low-voltage systems or FF&E prior to the Commencement Date shall be suspended in the event said access shall interfere with completion of the Premises by Landlord. A Certificate of Substantial Completion shall not be conditioned upon issuance of a temporary occupancy permit, if such a permit is unavailable, in the determination of the Project Architect, solely because of exposed wiring or other conditions caused or required by Tenant's installation of Tenant's FF&E on any other Tenant-caused delays.

     5.5 Acceptance of Premises: Within two (2) business days following notice from Landlord to Tenant indicating substantial completion, and, at Landlord's election, before Tenant's installation of FF&E and/or occupancy, Landlord and Tenant shall conduct a joint inspection of the Premises during which they shall develop a mutually agreeable punchlist of items to be completed by Landlord following issuance of a Certificate of Substantial Completion by the Project Architect. Tenant's installation of FF&E or occupancy of the Premises, or if Tenant does not install FF&E or occupy, then five (5) days following issuance of such Certificate shall be deemed to constitute Tenant's acceptance of the Premises and acknowledgment by Tenant that Landlord has fully complied with its obligations hereunder to construct and deliver the Premises to Tenant, except for the punchlist items, which shall be completed by Landlord within a reasonable time thereafter with Landlord using diligent efforts to complete the punchlist items. Landlord shall have the right to

EXHIBIT C, 5 - Work Agreement
enter the Premises to complete or repair any such punchlist items and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or construction eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord or its agents, servants, employees or contractors, so long as the punchlist items do not prevent Tenant from conducting its business. Landlord shall advise Tenant in advance of its punchlist work schedule.

     5.5.1 Resolution of Disputes: The opinion in writing of the Project Architect shall be binding on both Landlord and Tenant respecting all matters of dispute regarding the work of Landlord and Tenant, including the state of completion and whether or not work is completed in a good and workmanlike manner. Any dispute regarding the existence of an alleged Tenant Caused Delay or its impact on substantial completion of the Building and Tenant Improvements will be resolved in the following manner:

          5.5.1.1 The dispute will first be submitted in writing to the Project Architect for a proposed resolution, which will be rendered within 10 business days of request by either party.

          5.5.1.2 Should either party object to the proposed resolution from the Project Architect, the objecting party will submit a list of two architects with commercial office construction experience to the other party for selection, within 3 business days, of an independent architect to render a decision regarding the disputed Tenant Caused Delay issue. Each party shall have ten business days after selection of the independent architect to submit written materials regarding the matter in dispute, and each party shall then have three business days to respond in writing. Based upon the information so submitted, and any investigation the independent architect deems necessary, the independent architect shall render a decision regarding the disputed Tenant Caused Delay issue, which decision shall be final and binding on both Landlord and Tenant. The non-prevailing party in any such dispute will be responsible for the fees payable to the independent architect relating to the dispute, not to exceed $2500. The independent architect shall have no authority to assess monetary damages, if any, which may be claimed as a result of any Tenant Caused Delay.

     5.6 SUMMARY OF THE SCHEDULE. Attached as Annex B to this Exhibit C is a chart summarizing the timing of events regarding this Work Agreement. In the event of any conflict between the provisions of this Work Agreement and the provisions of Annex B, the terms of this Work Agreement shall control.

SECTION 6  FIELD CHANGE ORDERS:
---------  --------------------

     6.1 Change Order Procedure: If Tenant shall request any change in the Tenant approved CDP as specified in Section 4.2 herein or the interior finish items selected pursuant to Section 5.2 herein, Tenant shall cause the Tenant's Architect to prepare plans and specifications for such and a proposed field change request ("FCR") as soon as reasonably possible thereafter. Upon receipt, Landlord shall approve (approval not to be unreasonably withheld) or disapprove said FCR within five (5) business days, and if approved, shall promptly and diligently prepare and deliver a proposed change estimate ("CE") which shall set forth the estimated Tenant Caused Delay, if any, and the estimated cost of the changes, excluding those paid directly by Tenant, but including and not limited to construction costs, architectural fees, any related consultant's fees or costs, permit or other fees, which cost shall be added to or deleted from, as the case may be, the Statement as specified in Section 4.3 herein, and paid as provided in Section 2 herein, however, Landlord shall

EXHIBIT C, 6 - Work Agreement
charge an administrative fee for said CE equal to 5% of the cost related to the FCR. Tenant shall have five (5) business days after receipt to approve the CE in writing. If the CE is approved later than the time specified, it shall constitute a Tenant Caused Delay if it causes a delay in delivery of the Premises by the Scheduled Commencement Date. The proposed CE shall be effective only when signed by both the Landlord and the Tenant. Landlord shall not be obligated to proceed with any work which would be affected by a proposed CE until it is effective.

     6.2 Tenant Responsibilities: Even if Tenant fails to approve the proposed CE, Tenant shall be responsible for the cost of preparing any plans and specifications for the proposed CE. The actual cost, including design and construction, of any CE shall be either charged against Tenant's Tenant Improvement Allowance pursuant to Section 3, or in the event said Tenant Improvement Allowance has been exceeded, paid by Tenant within fifteen (15) days of receipt of invoice from Landlord.

SECTION 7  IMPROVEMENTS CONSTRUCTED BY TENANT:
---------  -----------------------------------

If any work is to be performed in addition to or concurrently with the Additional Improvements on or about the Premises by Tenant or Tenant's contractors or vendors, then the following shall apply:

     7.1 Landlord's Approval: Such work shall not proceed until Landlord's written approval, not to be unreasonably withheld or delayed, has been provided for each of the following items: (a) Tenant's contractor; (b) public liability and property damage insurance carried by Tenant or its contractor; and (c) schematic plans and specifications for such work. The detailed construction plans and specifications shall be prepared at Tenant's expense based upon the schematic plans and specifications. Landlord shall provide its approval or disapproval within ten (10) business days of Tenant providing Landlord written request of the work and the above items. All such work shall be done in strict conformity with such detailed construction plans and specifications (subject to field change orders prepared and approved in the manner specified in Section 6 above). Upon completion, Tenant shall provide Landlord a full set of as-built construction documents depicting the improvements as they are actually built. Any work requiring modifications to structural, plumbing, mechanical or electrical systems shall be completed by the Project Contractor or such other contractors or subcontractors as may be selected by Landlord.

     7.2 Permits: All work shall be done in conformity with a valid building permit (obtained at Tenant's expense), a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations at Tenant's sole expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to meet all applicable regulations regarding the design, work, or installation of Tenant installed improvements or usage thereof.

     7.3 Coordination: All work by Tenant or Tenant's contractor shall be scheduled through Landlord. Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service with Landlord or Project Contractor and shall pay such reasonable charges for such services as may be charged by Landlord or Project Contractor. Landlord shall not be responsible for delays or additional costs, if any, caused by Tenant's installations which shall be deemed Tenant Caused Delays, as specified in Section 8 herein. Tenant's work shall not interfere with or disturb any of the tenants in the building.

     7.4 Manner of Entry: Tenant's entry to the Premises for any purpose, including without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the

EXHIBIT C, 7 - Work Agreement

Commencement Date as specified in the Basic Lease Information shall be at such times as are approved by Landlord and subject to all the terms and conditions of the lease, except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors. Landlord shall not be responsible for delays or additional costs, if any, caused by Tenant's installations which shall be deemed Tenant Caused Delays pursuant to Section 8 herein.

     7.5 Faulty Work: Following written notice from Landlord regarding faulty work, Tenant shall promptly and diligently repair such work so as not to impede completion of the Building. If Tenant fails to do so, Landlord may make such corrections and Tenant shall promptly reimburse Landlord upon demand for any extra expense incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate cleanup.

     7.6 Performance of the work. All such work shall be scheduled through Landlord and shall be performed in a manner and at times which do not impede or delay any work on the Premises being performed by Project Contractor. Landlord shall not be responsible for delays in completion or costs resulting from Tenant's failure to comply with these terms which shall be deemed a Tenant Caused Delay pursuant to Section 8 herein.

SECTION 8  TENANT CAUSED DELAYS:
---------  ---------------------

     8.1 Delays in completion of the Building, Tenant Improvements or Additional Improvements by Landlord or Tenant caused by Tenant including, but not limited to any of the following, shall constitute delays caused by Tenant ("Tenant Caused Delays"):

          8.1.1 Tenant's failure to comply with any timelines or to provide approvals or information as provided herein;

          8.1.2 Delays in delivery of non-building standard materials requiring long lead times. Landlord will identify any long lead time items when and as discovered by Landlord and allow Tenant to make substitutions;

          8.1.3 Tenant's failure to timely select and approve interior finish items when they cause delay in the delivery of the Premises by the Scheduled Commencement Date;

          8.1.4 Tenant's failure to timely inspect the Premises and develop a punchlist of items to be completed by Landlord;

          8.1.5 Tenant's FCR's if they delay delivery of the Premises by the Scheduled Commencement Date;

          8.1.6 Improvements constructed by Tenant if they delay delivery of the Premises by the Scheduled Commencement Date;

          8.1.7 Installation of furnishings, fixtures, equipment or component parts or wiring associated therewith if it delays delivery of the Premises by the Scheduled Commencement Date;

          8.1.8 Tenant's failure to make timely payment as required in Sections 2 and 6 of this agreement;

EXHIBIT C, 8 - Work Agreement

          8.1.9 Tenant's failure to provide the CDP as provided in Section 4, any delays resulting from inaccurate or incomplete construction information and/or specifications in the CDP;

          8.1.10 Tenant's failure to comply with any term, provision or agreement hereunder when they cause delay in the delivery of the Premises by the Scheduled Commencement Date. Tenant Caused Delays shall not result in the abatement of Rent or delay the Scheduled Commencement Date. Tenant shall be responsible for all additional costs, including without limitation Tenant's Architect and Tenant's Contractor fees, resulting from conduct described in this
Section 8 and shall be charged pursuant to Section 2; and

     8.2 In the event of Tenant Caused Delay, Landlord shall notify Tenant in writing within five (5) business days after becoming aware of a matter which Landlord deems could result in a Tenant Caused Delay. Landlord and Tenant will each use reasonable efforts to mitigate the effects of any delay. Each Landlord notice of delay to Tenant under this section will include Landlord's good-faith estimate of the delay in the Commencement Date which will be attributable to the event identified in such notice. In the event of a change in Landlord's estimate of the resulting delay, Landlord will provide Tenant with an amended notice of delay reflecting the revised estimate of delay in the Commencement Date. Unless Tenant objects in writing within five business days of delivery of Landlord's notice of delay (including any amended notice of delay), Tenant shall have conclusively accepted the amount of the Tenant Caused Delay estimated in such notice, to the extent such delay actually occurs. Should Tenant object in writing to the estimated delay in any notice from Landlord, either party may submit the dispute for determination in accordance with Section 5.5.1 of this Exhibit C.

SECTION 9  GENERAL CONDITIONS:
---------  -------------------

     9.1 Remedies: If the Tenant causes any delay (as determined pursuant to Section 8 above) in the delivery of the Premises beyond the Scheduled Commencement Date pursuant to the Lease, then Tenant's obligation to pay rent shall commence on the Scheduled Commencement Date, as extended under the Lease for delays other than Tenant Caused Delays. Notwithstanding any Tenant Caused Delays, Landlord shall be obligated to deliver finished space ready for occupancy as soon as practically possible, so long as Tenant complies with its obligations under this Work Agreement. Except for requiring payment of rent as provided in this Exhibit C and the Lease, Landlord shall have no claim for consequential damages arising from the first thirty days' delay in completion of the Building or Premises which result from Tenant Caused Delays. Except for this limitation, Landlord shall have all remedies available under applicable law for any provable damages arising from Tenant Caused Delays which delay completion of the Building or Premises.

     9.2 Indemnity: Tenant shall indemnify and hold harmless Landlord, Project Architect and Project Contractor from and against any and all claims, losses, liabilities, and expenses (including without limitation attorneys' fees) arising out of or in any way related to the activities of Tenant's contractors (and any subcontractors) in the Premises or on the Property.

     9.3 Interest: Interest shall accrue at the rate of 12% per annum on all balances which remain due from Tenant to Landlord after the required date for payment.

     9.4 Construction Fees: Landlord will not directly or indirectly charge Tenant any fees over and above the General Contractor's fees and costs related to the construction of the initial Additional Improvements pursuant to the approved CDP.

SECTION 10  AUTHORIZED REPRESENTATIVES
----------  --------------------------

EXHIBIT C, 9 - Work Agreement

Graham Sheldon, Jim Snell, and Mike Bosworth are authorized by Tenant to make changes, authorize FCR's, and otherwise make binding commitments for and on behalf of Tenant as it relates to the Additional Improvements. Written authorization by any one of the above representatives will indicate Tenant's binding approval. Landlords authorized representatives shall be Kelly Saito and Mark Edlen, who are authorized by Landlord to make changes, authorize FCR's, and otherwise make binding commitments for and on behalf of Tenant as it relates to the Additional Improvements. Written authorization by any one of the above representatives will indicate Landlord's binding approval.

EXHIBIT C, 10 - Work Agreement

                           ANNEX A TO WORK AGREEMENT

                                  BUILDING III
                            TRIANGLE CORPORATE PARK
                              GENERAL DESCRIPTION

1. EXTERIOR BUILDING DESIGN: The building will be constructed as provided in the Lease generally in conformance with Exhibit D of the Lease, which depicts the rendering of the building. The quality will be equal to or better than the following Kruse Way projects: 4004 Kruse Way Place, Kruse Woods III, and 4949 Meadows.

     The exterior design elements will include:

     a. An exterior facade with the main theme to be in an autumn-colored brick to compliment the darker colors in Building I and II; a glass facade with the color of the glass to be substantially similar to that in Buildings I and II which has a light green tint; potential spandrel glass elements which are depicted in the rendering as being located within, above or below the vision glass, or in substitution for spandrel glass, additional brick of the same color as the rest of the building; and at the first level and a portion of the second level, either painted or architectural pre-cast or site-cast elements which would be of a color to match with the base of Buildings I and II.

     b. There will be a major feature that is a curved element located in the center of each the east and west facades composed substantially of glass.

     c. There will be a loading area at the lower level, the basement, which is designed to serve as the loading area for the building as well as OrCAD's shipping and receiving. This area will be served by a single two-man door, as depicted on the site plan.

2. LOBBY DESIGN: The lobby design will be completed substantially as shown on Lease Exhibit B which shows the floor plan for the first and second floors of the building. The basic concepts of the design are as follows:

     a. The physical dimensions of the lobby itself will be as shown in Lease Exhibit B2, provided a portion of the covered portico at the entry to the lobby may be enclosed.

     b. The flooring will consist of approximately a 12" stone tile border with an inlay of high quality carpet (not to be an oriental carpet inlay).

     c. There will be specialty lighting of a quality equal to or greater than that in 4004 Kruse Way Place, however, the design of the lighting will be more suited to the overall tone of the lobby itself.

     d. There will be wood paneling and accents in quantities substantially similar to that of 4004 Kruse way Place, except that the paneling itself will be a lighter tone (most likely cherry), with color similar to that at the Pacific Gas Transmission building lobby.

     e. OrCAD will be responsible for the completion of the second floor lobby and its design, materials, and resulting aesthetics shall be substantially similar to that of the ground floor space as described above.

EXHIBIT C - Annex A, 1

                           ANNEX B TO WORK AGREEMENT


                           ORCAD/TRIANGLE PARK LEASE


                           WORK LETTER TIMING CHART


                               PLAN PREPARATION

                                                                                                 RESPONSIBLE
     REFERENCE                                            DATE DUE                               PARTY
------------------------------------------------------------------------------------------------------------
1.   Site plan, floor plans, base shell building          3/16/98                                Landlord
     mechanical and electrical plans, exterior
     elevations, sections, and window details.

2.   Preparation of Construction Document Package (CDP).  5/ 4/98                               Tenant

3.   Approve or disapprove the CDP.                       Five (5) business days after          Landlord
                                                          receiving CDP from Tenant.

4.   Provide Tenant a statement of the costs of           Twenty-one (21) business days         Landlord
     Additional Improvements as depicted in the           following Landlord approved CDP.
     approved CDP.

5.   Statement of costs must be approved in writing.      Five (5) business days after          Tenant
                                                          receipt from Landlord.

                           INTERIOR FINISH SELECTION

                                                                                                 RESPONSIBLE
     REFERENCE                                            DATE DUE                               PARTY
------------------------------------------------------------------------------------------------------------
1.   Selection of interior finishes in writing.           Ten (10) business days after          Tenant
                                                          Landlord reasonably requests
                                                          selection be made.

2.   If cost of selected finish items exceeds the         Five (5) business days after          Tenant
     original estimated cost for such items, Tenant       Landlord advises Tenant of the
     will provide Landlord with written approval or       increased cost.  Landlord to
     request changes therein.                             promptly and diligently determine
                                                          costs.

EXHIBIT C - Annex B, 1

                           INSPECTION AND COMPLETION

                                                                                                 RESPONSIBLE
     REFERENCE                                            DATE DUE                               PARTY
------------------------------------------------------------------------------------------------------------
1.   Tenant may enter premises for inspection and         Ninety (90) days prior to             Tenant
     preparation for installation of phone, data,         Commencement Date
     furniture, fixtures and equipment (FF&E)

2.   Landlord notice that Commencement Date in                                                  Landlord
     approximately sixty (60) days

3.   Joint inspection of Premises to develop a mutually   Two (2) business days following       Tenant and
     agreeable punchlist of items to be completed by      notice from Landlord to Tenant        Landlord
     Landlord following a Certificate of Substantial      indicating substantial completion,
     Completion by the Project Architect                  but in any event prior to Tenant
                                                          taking possession

                             FIELD CHANGE REQUESTS

                                                                                                 RESPONSIBLE
     REFERENCE                                            DATE DUE                               PARTY
------------------------------------------------------------------------------------------------------------
1.   If Tenant shall request any change to Tenant         As soon as reasonably possible.       Tenant
     approved CDP or interior finish items, Tenant
     shall cause Tenant's Architect to prepare biddable
     and permitable plans and specifications for such
     and a field change request (FCR).

2.   Landlord shall approve or disapprove request for     Five (5) business days after          Landlord
     changes from Tenant of plans, specifications         receipt from Tenant.
     and/or FCR.

3.   If request is approved by Landlord, Landlord shall                                         Landlord
     prepare a proposed change estimate (CE).

4.   Approve the proposed CE in writing                   Five (5) business days after          Tenant
                                                          receipt from Landlord.

5.   If Tenant disapproves of proposed CE, Tenant shall   Thirty (30) days of receipt of        Tenant
     be responsible for costs of preparing plans and      invoice from Landlord, in
     specifications for the proposed CE.                  accordance with Section 2 of
                                                          Exhibit C.

EXHIBIT C - Annex B, 2

                       ADDITIONAL IMPROVEMENTS BY TENANT

                                                                                                 RESPONSIBLE
     REFERENCE                                            DATE DUE                               PARTY
------------------------------------------------------------------------------------------------------------
1.   If any work is to be performed in addition to or                                         Tenant
     concurrently with the Additional Improvements by
     Tenant or Tenant's contractors or vendors, Tenant
     must provide Landlord with written request
     including detailed construction plans and
     specifications at Tenant expense based upon the
     schematic plans and specifications.

2.   Landlord must approve or disapprove, in writing,     Ten (10) business days of receipt   Landlord
     Tenant's construction plans and specifications of    of request from Tenant.
     additional work.

3.   In the event of Tenant Caused Delay, Landlord must   Five (5) business days after        Landlord
     notify Tenant, in writing.                           becoming aware of a matter which
                                                          Landlord deems could result in a
                                                          Tenant Caused Delay.

EXHIBIT C - Annex B, 3

                                  EXHIBIT D.

                                LEASE AGREEMENT


                Plot Plan, Elevation, and Rendering of Building


                    D, 2 BUILDING III SITE PLAN

                    D, 3 ELEVATION

                    D, 4 RENDERING OF BUILDING

EXHIBIT D, 1 - Plot Plan, Elevation, and Rendering of Building

                                  EXHIBIT E.

                                LEASE AGREEMENT


                             Rules and Regulations


          1. The rights of each tenant in the entrances, corridors and elevators servicing the Building are limited to ingress to and egress from such tenant's Premises for Tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose. No tenant shall invite to the tenant's Premises, or permit the visit of, persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by any other tenants. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

          2. Admission to the Building in certain areas and during certain hours may be restricted by Landlord by means of access devices such as keys, entry cards, combination codes and the like. Landlord may require all persons admitted to or leaving the Building outside of business hours on business days to provide appropriate identification, use a designated access device and to comply with all other Building security requirements. Tenant shall be responsible for all persons to whom it issues an access device or discloses an access code and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building. Each tenant shall pay Landlord a refundable deposit in an amount reasonably determined by Landlord from time to time for each access device issued to a tenant.

          3. Smoking is prohibited at all times in all areas of the Building, including, but not limited to, offices, rest rooms, corridors, stairwells, lobbies and elevators.

          4. No tenant shall obtain or accept for use in its Premises ice, food, beverages, cleaning or other similar services from any persons reasonably prohibited in writing from furnishing such services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

          5. The cost of repairing any damage to the public portions of the Building, the common areas or the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, agents, contractors, licensees or invitees, shall be paid by such tenant.

          6. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens, if any, which are different from the standards adopted by Landlord for the Building shall be attached to or hung in or used in connection with any exterior window or door of the Premises of any tenant without the prior written consent of Landlord. All tenants with Premises visible from one of the lobbies, or any other public portion of the Building, shall furnish and maintain the Premises in a first-class manner, utilizing furnishings and other decorations commensurate in quality and style with the furnishings and decor in the public portions of the Building.

EXHIBIT E, 1 - Rules and Regulations

          7. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's Premises, or at any point inside any tenant's Premises where the same might be visible outside of such Premises, without the prior written consent of Landlord which consent may be withheld in Landlord's sole and unfettered discretion. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior common area signs, elevator cab designations, and lettering on doors facing common areas, if and when approved by Landlord, shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

          8. The windows that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

          9. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules within any common area.

          10. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the Premises of any tenant or the Building except in areas designated by Landlord.

          11. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

          12. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the Premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance, except any fluids or substances used in the ordinary course of Tenant's business as part of a use permitted under the Lease.

          13. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or mechanisms thereof which shall make such locks inoperable by said Grand Master Key. Additional keys for a tenant's Premises and rest rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

          14. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's or comparable license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by Tenant to Landlord, on demand.

          15. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules

EXHIBIT E, 2 - Rules and Regulations
and Regulations or the Lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass listing such package or object or matter from the tenant from whose Premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule or of Rule 2 hereof.

          16. No tenant shall occupy or permit any portion of its Premises to be occupied as an office for secretarial or word processing services to third parties without the prior written consent of Landlord which consent may be withheld in the sole and unfettered discretion of Landlord. No tenant shall use its Premises or any part thereof to be used, for manufacturing or the sale at retail or auction of merchandise, goods or property of any kind or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school.

          17. Landlord shall have the right to prohibit any advertising or identifying sign visible from any common area by any tenant which, in good faith, Landlord believes will impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

          18. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's Premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

          19. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's Premises without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants, but machines and mechanical equipment which may be permitted to be installed and used in tenant's Premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such Premises to any other area of the Building.

          20. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the Premises of any tenant while cleaning or making repairs or alterations in the Premises of such tenant.

          21. No Premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

          22. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

          23. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

          24. No tenant shall cause or permit any unusual or objectionable odors to emanate from its Premises which would annoy other tenants or create a public or private nuisance, except

EXHIBIT E, 3 - Rules and Regulations
incident to special events approved by Landlord in writing, no cooking shall be done in the Premises of any tenant except as is expressly permitted in such tenant's Lease, except that Tenant may use microwave ovens for non-commercial microwave cooking of food to be consumed on the premises by the tenant's personnel.

          25. Nothing shall be done or permitted in any tenant's Premises, and nothing shall be brought into or kept in any tenant's Premises, which would impair or interfere with any of the Building's services or the proper and economic heating, cleaning or other servicing of the Building or the Premises, or the use or enjoyment by any other tenant of any other Premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

          26. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's Premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.
All damages resulting from any misuse of the fixtures shall be borne by the tenants who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

          27. All entrance doors in each tenant's Premises shall be left locked and all windows shall be left closed by the tenant when the tenant's Premises are not in use. Entrance doors shall not be propped open at any time. Each tenant, before closing and leaving its Premises at any time, shall turn out all lights.

          28. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

          29. The coverings for all windows in each tenant's Premises above the ground floor shall be lowered and closed as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's Premises.

          30. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

EXHIBIT E, 4 - Rules and Regulations